LEASE

By and Between

WINTONBURY MALL ASSOCIATES, LLC

(Landlord)

and

K & G THEATRES LLC

(Tenant)

Dated: February 6, 2007

Wintonbury Mall

Bloomfield, Connecticut

EXHIBITS

“A”	Approximate Depiction of the Shopping Center and the Demised Premises
“B”	Landlord and Tenant's Work
“C”	Rules and Regulations
“D”	Tenant's Storefront Sign Criteria
“E”	Hold Harmless Agreement Form

THIS LEASE, made as of this 6th of  February, 2008 between WINTONBURY MALL ASSOCIATES, LLC, having an address 326 Third Street, Lakewood, New Jersey 08701 (“Landlord”), and K & G THEATRES LLC, having an address at 865 Park Avenue, Bloomfield, Connecticut 06002 (“Tenant”).

FUNDAMENTAL LEASE PROVISIONS

Certain Fundamental Lease Provisions are presented in this Section and represent the agreement of the parties hereto, subject to further definition and elaboration in the respective referenced Sections and elsewhere in this Lease:

(a)	Shopping Center:	Wintonbury Mall
Depicted on Exhibit “A” located in Bloomfield, Connecticut

(b)	Demised Premises:	The premises identified as store #CTYD shown hatched on Exhibit “A”.

(c)	Gross Leasable Area of the Demised Premises: Approximately 21,800 square feet

(d)	Tenant's Trade Name:	Bloomfield 8			(See Para. 9)

(e)	Commencement Date:	The date of final execution of this Lease by both parties hereto.

	Rent Commencement Date:	AUGUST 1, 2008

(f)	Lease Term/Term:	Five (5) Lease Years

(g)	Expiration Date:	June 30, 2013, unless sooner terminated or extended, if applicable as hereinafter provided.

(h)	Options to Renew:	One (1) additional period of five (5) Lease Years			(See Para. 33)

(i)	Landlord's Work and Tenant's Work:				(See Exh. B)
		Landlord's Work:	See Exhibit “B”
		Tenant's Work:	See Exhibit “B”

(j)	Fixed Minimum Rent:				(See Para. 3)

		Annual	Monthly	Per Square Foot
Term:
	7/1/2008 - 6/30/2010:	$59,949.96	$4,995.83	S2.75
	7/1/2010- 6/30/2012:	$65,400.00	$5,450.00	$3.00
	7/1/2012 - 6/30/2013:	$70,850.04	$5,904.17	$3.25

Option Period:
	7/1/2013 - 6/30/2018:	$81,750.00	$6,812.50	$3.75

(k)	Gross Sales:	To be reported annually.			(See Para. 4)

(1)	Gross Sales Base Amounts for Lease Term/Term: None				(See Para. 4)

(m)	Security Deposit:	$14,987.49			(See Para. 6)

(n)	Tenant's Share	19.71%			(See Para. 32(o))

(o)	Certain Other Estimated Monthly Charges Payable by Tenant:
	Real Estate Taxes:	Initially$4,487.17			(See Para. 16)
	Operating Costs:	Initially $1,744.00			(See Para. 17)
	Insurance Premiums:	Initially $127.17			(See Para. 19)
	Merchant's Association:	$0.00			(See Para. 17)

(p)	Permitted Use:
For the first-class operation of a movie theatre (including the  presentation by means of any technological evolution thereof), including, television, dramatic, opera, concert, lectures, or theatrical performances or entertainment, for receiving or transmitting and broadcasting by any method or means any of the foregoing to viewers or listeners, close circuit broadcast, public meetings and live entertainment; the sale of typical and common concession items such as candy, popcorn, non-alcoholic beverages, and hot and cold snack items; the operation of video arcade games and other amusement devises (electronic or otherwise), sale of promotional items in connection with the motion pictures, including, but not limited to, records, books, magazines, toys, novelties, video tapes, video disks, audio tapes, t-shirts and the like; the sale of lottery tickets, "Bass" or "Ticketron" type tickets (concerts, etc.), both at box office and inside the Demised Premises; and the sale of such goods and services as may from time to time be sold in first-class movie theaters, and for no other purpose.
(See Para. 9)

(q)	Landlord's Address:			(See Para. 32)

		For Notices:	Wintonbury Mall Associates, LLC 326 Third Street Lakewood, New Jersey 08701

		Payments (only):	Wintonbury Mall Associates, LLC P.O. Box 784486 Philadelphia, Pennsylvania 19178-4486	(See Para. 32c)

(r)	Tenant's Notice Address:		K & G Theatres, LLC 865 Park Avenue Bloomfield, CT 06002	(See Para. 32)

Phone Number: 203-581-0919

Federal Identification Number: _________ Pending

		With a copy to: (for informational purposes only)	Levick, Timm & Garfinkel, LLC 770 Lake Cook Road, Suite 150 Deerfield, IL 60015 Attention: Glenn Garfinkel

(s)	Broker:		Litsky Associates	(See Para. 32)

(t)	Guarantor:		None

In consideration of the mutual covenants and agreements herein contained, Landlord and Tenant agree as follows:

1. DEMISED PREMISES. (a) Subject to the terms and agreements provided for herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Demised Premises, which is a part of the Shopping Center, together with all appurtenant rights and easements. Whenever reference in this Lease is made to the Shopping Center it is understood to mean only that property owned by or leased to Landlord.

(b) Exhibit “A” sets forth the general layout of the Shopping Center, but shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that said Shopping Center will be or remain as indicated on said Exhibit “A”. Nothing herein contained shall be construed as a letting by Landlord to Tenant of (i) the roof or exterior walls of the building of which the Demised Premises forms a part, (ii) the space above the Demised Premises and below the underside of the roof slab of the building of which the Demised Premises forms a part, or (iii) the land below the sub-base of, or air rights above, the Demised Premises. Landlord hereby reserves the right to install, maintain, use, repair and replace pipes, duct work, conduits, utility lines and wires through hung ceiling space and column space adjacent to and in demising partitions and columns, in or beneath the floor slab or above or below the Demised Premises and  serving the Demised Premises or other parts of the Shopping Center.

                          (c) Intentionally Omitted.

                          (d) Intentionally Omitted

                          (e) Throughout the Term of this Lease, Landlord hereby grants Tenant an exclusive license  to to use all existing fixtures and equipment located in the Demised Premises as of the Commencement Date  (i.e., seats, screens, concession stands and equipment, sound equipment, projection equipment, signage,  furniture)(collectively, the “Existing Equipment”). The foregoing license shall be irrevocable except upon  the expiration or earlier termination of this Lease. Landlord has made no representation or warranty as to the  usefulness of any of the Existing Equipment and Tenant acknowledges that the Existing Equipment shall  remain the sole property of Landlord and shall not be encumbered in any way by Tenant. Notwithstanding the  foregoing, Tenant, following notice to Landlord, shall be entitled to replace any of the Existing Equipment at  Tenant's sole cost and expense, and any such equipment used to replace the existing equipment shall be the  sole property of Tenant and Tenant shall be entitled to remove such replacement equipment from the Demised  Premises upon the expiration or earlier termination of this Lease, subject to the terms of Paragraph 30 herein.  Tenant shall maintain the Existing Equipment in good condition and repair, ordinary wear and tear excepted throughout  the Term at Tenant's sole cost and expense. Tenant shall be responsible for insuring the Existing Equipment during the Term of this Lease and shall be responsible for the replacement of the Existing Equipment in the event it is damaged as a result of a fire or other casualty in accordance with the terms of Section 20 herein.

2. COMMENCEMENT OF LEASE TERM; TERM. (a) The Term of this Lease shall commence on the Commencement Date. Tenant's obligation to pay Fixed Minimum Rent and additional rent shall commence on the Rent Commencement Date. The Lease Term shall expire without prior notice on the Expiration Date, as it may be extended as hereinafter provided. Landlord shall, in accordance with the provisions of this Lease, fix the Commencement Date, Rent Commencement Date and Expiration Date and shall notify Tenant of the date so fixed. At Landlord's election, within five (5) days of request by Landlord after it has fixed such dates, Landlord and Tenant shall mutually execute and deliver a supplemental agreement, in form required by Landlord, confirming and setting forth the Commencement Date, Rent Commencement Date and Expiration Date, but Tenant's failure to execute such agreement or Landlord's failure to request such agreement shall not affect the dates as fixed and determined by Landlord.

(b) Landlord shall tender possession of the Demised Premises to Tenant along with a key to the existing door locks within three (3) business days of the Commencement Date. Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for loss or damage caused by or resulting from any delay in delivery of possession to Tenant. Landlord's delay in delivering possession shall in no way affect the validity of this Lease or the obligations of Tenant hereunder.-

(c) “Lease Year” shall mean the period from the Rent Commencement Date through the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each succeeding period of twelve (12) calendar months.

3.FIXED MINIMUM RENT. (a) Tenant shall pay to Landlord during the Lease Term, without any prior demand or notice therefor and without any offsets or deductions whatsoever (except as otherwise expressly provided herein), the Fixed Minimum Rent as provided in the Fundamental Lease Provisions, in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Lease Term

(b) In the event the Rent Commencement Date of the Lease Term is other than the first day of a calendar month, the Fixed Minimum Rent (as well as all additional rent) for the portion of the then current calendar month shall be prorated and shall be paid immediately upon the Rent Commencement Date of the Lease Term.

(c) Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the first full month's Fixed Minimum Rent and the Security Deposit.

4. GROSS SALES. Tenant agrees to submit to Landlord on or before the thirtieth (30th)  day following the end of each Lease Year or partial Lease Year (including the last Lease Year hereof, as to  which Tenant's obligation shall survive the expiration of the Lease Term) a written statement, signed and  certified by Tenant (or by an authorized officer, if Tenant is a corporation) to be true and correct, showing the  amount of such Gross Sales during the preceding Lease Year or partial Lease Year.

The phrase “Gross Sales”, as used in this Lease, shall mean the dollar aggregate of (a) the  entire amount of the price charged for all goods, wares and merchandise sold, leased or licensed and all  charges for all services sold or performed by Tenant from all business conducted at, the Demised Premises by  Tenant, whether made for cash, by check, on credit, charge accounts or otherwise, without reserve or  deduction for inability or failure to collect the same, including, but not limited to, transactions (i) where the  orders therefor originate from or are accepted by Tenant at the Demised Premises, but delivery or  performance thereof is made from or at any other place; all sales made and orders received in or at the  Demised Premises shall be deemed made and completed therein, even though the payment or account may be  transferred to another office for collection, and all orders which result from solicitation outside the Demised  Premises where such solicitation is conducted by personnel operating from or reporting to or under the  control or supervision of Tenant shall be deemed part of Gross Sales; (ii) pursuant to mail, telephone,  telegraph or other similar device whereby orders are received at or billed from the Demised Premises; (iii) by  means of mechanical or other vending devices; and (iv) all orders that originate through the internet and  delivery or distribution of the goods to the customer are from the Demised Premises, and (b) all monies or other things of value received by Tenant from Tenant's operations at the Demised Premises which are neither  included in nor excluded from Gross Sales by the other provisions of this definition, but without any duplication, including, without limitation, finance charges, cost of gift or merchandise certificates and all  deposits not refunded to customers. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale is made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. The following may be excluded from Gross Sales: (i) sales of trade fixtures after use thereof, which are not part of Tenant's stock in trade and not sold in the regular course of Tenant's business; (ii) cash or credit refunds to purchasers returning merchandise purchased at the Demised Premises (but not for returns of merchandise sold at any other store, by catalog or over the internet) but not exceeding the selling price of the merchandise returned by the purchaser and accepted by Tenant; and (iii) the amount of any local, county, state or federal sales, luxury or excise tax on such sales, provided such tax is paid to the taxing authority by Tenant (but not by any vendor of Tenant); provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or gross sales as such, shall be deducted from Gross Sales in any event whatsoever. For the purposes of this Paragraph 4 the term “Tenant” shall be deemed to include any of Tenant's subtenants, concessionaires, licensees, or any other occupant of the Demised Premises.

5. ADDITIONAL RENT; LATE CHARGES. (a) In addition to the Fixed Minimum Rent, all other payments to be made by Tenant hereunder shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder, whether or not the same be designated as such, and shall be due and payable on demand unless otherwise expressly set forth in this Lease; and Landlord shall have the same rights and remedies upon Tenant's failure to pay the same as for the non-payment of the Fixed Minimum Rent. The term “rent” shall mean and include all Fixed Minimum Rent and all additional rent. Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act, including, but not limited to, repair obligations which require the expenditure of any sum of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the applicable grace period, if any, provided herein, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord, upon demand, such out of pocket sums paid to third parties, together with all applicable late charges and interest thereon at two percent (2%) over the prime rate of interest at Chase, N.A. (or it's successor) (the “Default Rate”), plus fifteen percent (15%) for overhead and supervision.

(b) If Tenant shall fail to pay within five (5) days when due any rent which comes due and payable by Tenant to Landlord under the terms of this Lease, then interest at the Default Rate shall accrue on said rent from and after the date on which said rent shall be due and payable, and such interest, shall be paid by Tenant to Landlord as additional rent at the time of payment of the delinquent sum. If Tenant shall deliver a check to Landlord which is dishonored for any reason, Tenant shall pay Landlord as additional rent an additional charge of Two Hundred and 00/100 Dollars ($200.00) for Landlord's expense in connection therewith, and all future payments hereunder by Tenant shall be made by bank or cashier's check or money order or wire transfer. The provisions herein for late charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated.

(c) All payments required to be paid by Tenant to Landlord shall be made to Landlord or as Landlord may otherwise direct, and all such payments and all statements and reports required to be rendered by Tenant to Landlord shall be delivered to Landlord at Landlord's address first set forth above or as Landlord may otherwise direct.

6. SECURITY DEPOSIT. (a) Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord by certified or bank check the Security Deposit. The Security Deposit shall be held by Landlord, without liability for interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

(b) If any of the rent herein reserved shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the rent due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and pay all of the rent payable by Tenant to Landlord, the Security Deposit shall be returned to Tenant following the date of the expiration or sooner termination of the Lease Term and the surrender of the Demised Premises by Tenant in compliance with the provisions of this Lease.

Based on the annual reconciliation of Tenant's Share of actual Operating Expenses and Taxes, the actual amount due from Tenant for the final estimated period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold a portion, as estimated by Landlord in good faith of the Security Deposit following the expiration of the Term until Tenant's Share of actual Operating Expenses and/or Taxes has been calculated by Landlord, which shall not occur later than one hundred eighty (180) days following the expiration or earlier termination of this Lease, and paid by Tenant.

(c) In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceeding shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any rent due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages.

(d) Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Demised Premises in the event that such interest be sold or transferred and upon the purchaser's written assumption of the Landlord's obligations under this Lease, Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, and this provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be responsible for the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.

(e) Intentionally omitted.

(t) Provided Tenant is not then in default of any of the terms of the Lease at the time the following credits are due, and further provided the Security Deposit then held by Landlord when the credits are due is as originally provided in Fundamental Lease Provision (m), Landlord shall credit Tenant's account the sum of Two Thousand Four Hundred Ninety-seven and 92/100 Dollars ($2,497.92) to be applied to the Fixed Minimum Rent due for June 2009, and the sum of Two Thousand Four Hundred Ninety-seven and 91/100 Dollars ($2,497.91) to be applied to the Fixed Minimum Rent due for July 2009. Tenant covenants and agrees that it shall remain responsible for the balance due for the Fixed Minimum Rent for June and July  2009 beyond the stated credits.

After such credits are applied to Tenant's account, Landlord and Tenant agree that Landlord  shall continue to hold the balance of the Security Deposit hereunder for the balance of the Term, as same may  be extended from time.

Notwithstanding the above, if Tenant is in default at the time either of the credits are due, irregardless of whether or not the cure period for such default has expired, or if Landlord has made previous applications to Tenant's account from the Security Deposit due to a default of Tenant, and such applications were not fully reimbursed by Tenant, Tenant shall not be entitled to the credits hereinbefore set forth until such default is cured.

7. LANDLORD'S FINANCING. If any lender to Landlord shall require any modifications of the terms and provisions of this Lease as a condition to granting any financing to Landlord, Tenant shall execute and deliver to Landlord, within thirty (30) days after Landlord's request therefor, a written agreement incorporating such modifications, provided that such documentation does not, in Tenant's reasonable judgment, materially change the business terms of this Lease (e.g., rent, Lease Term, options to extend), or materially adversely affect Tenant or diminish Tenant's rights or Landlord's obligations under this Lease.

8. LANDLORD AND TENANT'S WORK; ALTERATIONS. (a) “Landlord's Work” shall mean that work to be performed by or caused to be performed by Landlord in or relating to the Demised Premises, which work, if any, is more particularly described in Exhibit “B” annexed hereto and made a part hereof. “Tenant's Work” shall mean that work required to be performed by Tenant in or relating to the Demised Premises, which work is more particularly described on Exhibit “B”. Tenant's Work shall be completed by Tenant at its sole cost and expense. Upon Landlord's approval of Tenant's Plans, Tenant shall promptly commence Tenant's Work and diligently pursue to completion all in accordance with the terms hereof.

(b) Tenant acknowledges that it has inspected the Demised Premises and is leasing the Demised Premises in “As Is” condition as of the Commencement Date of this Lease, except for the HVAC system and all other mechanical systems serving the Demised Premises, which Landlord, at its sole cost and expense, shall put in good working order and condition within fifteen (15) days following the Commencement Date. Therefore, Landlord is not obligated to make any other improvements, changes, installations, alterations, repairs or replacements to the Demised Premises or the Shopping Center, either to put Tenant in possession or to permit Tenant to open for business, except as otherwise expressly provided herein.

(e) “Alterations” shall mean Tenant's Work, all work, decorations, additions, and alterations other than Landlord's Work which may be proposed to be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Demised Premises for Tenant's initial and/or continued use and occupancy, all in conformity with the standards of quality of construction and tenant occupancy of the Shopping Center as reasonably determined by Landlord. For any Tenant Work, Alterations or repairs that involve penetration or cutting of the roof surface, Tenant must first obtain Landlord's written consent and Tenant agrees to employ Landlord's roofing contractor (as Tenant's sole cost and expense), thereby ensuring that the roofing bond and/or warranty will remain in full force and effect, and the maintenance of Tenant's roof work will be the sole responsibility of Tenant, including the repair of adjoining areas of the Shopping Center that might be affected due to water penetration from Tenant's roof work.

i. Tenant's Plans. Prior to the performance of any Alterations, Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered to Landlord, complete, detailed architectural, mechanical and electrical drawings and specifications therefor (“Tenant's Plans”). Tenant's Plans shall be subject to Landlord's prior written approval. If, in connection with determining whether or not to approve Tenant's Plans or revisions thereof, Landlord incurs reasonable and necessary out of pocket architectural, engineering or any other professional fees, Tenant shall pay such fees as additional rent within ten (10) days of invoice from Landlord. Tenant shall have five (5) days from notice from Landlord to respond to any comments or changes requested by Landlord and to resubmit two (2) copies of revised Tenant's Plans. If, as and when Landlord shall approve Tenant's Plans the same shall become final and three (3) copies thereof shall be signed by Landlord and Tenant, two (2) sets to be retained by Landlord and one (1) set to be retained by Tenant. Tenant's Plans shall not be materially changed, which would include the addition of any structural or exterior changes of any kind, without the prior written approval of Landlord in each instance. Landlord's approval of Tenant's Plans shall not constitute an opinion or agreement by Landlord that the same are structurally sufficient or that they are in compliance with “Legal Requirements” (hereinafter defined), nor shall such approval impose any present or future liability on Landlord or waive any of Landlord's rights hereunder. Approval by Landlord of Tenant's Plans shall not constitute a waiver by Landlord of the right to thereafter require Tenant to amend same to provide for omissions or errors therein later discovered by Landlord. Tenant at Tenant's sole cost and expense, or at Landlord's election, Landlord, at Tenant's sole cost and expense, shall perform the appropriate filings, if necessary, with governmental agencies having jurisdiction and obtain such approvals and permits as required for the construction of the work depicted on Tenant's Plans. Original prints of Tenant's Plans bearing necessary government approvals shall be the property of Landlord.

ii. Legal Requirements. “Legal Requirements” shall mean all present or future laws, statutes and ordinances including building codes and zoning regulations and ordinances ordinary and extraordinary, foreseen or unforeseen, including, but not limited to, the Americans with Disabilities Act, and the orders, rules, regulations, directives, recommendations and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, or of the National Board of Fire Underwriters or other body having similar functions, or of any insurance company having policies outstanding with respect to the Demised Premises or Shopping Center, whether now or hereafter in force; and all requirements of all mortgages, ground leases, and insurance policies covering or applicable to the Demised Premises or the Shopping Center, all of which are subject to Paragraph 10.

iii. Identification of Contractors and Cost. All Alterations shall be conducted under the supervision of an architect or engineer and a general contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Prior to commencing any Alterations, Tenant shall deliver to Landlord the name and address of Tenant's contractor, subcontractors, material suppliers and laborers, and a breakdown of the aggregate total cost of the Alterations. Additionally, prior to commencing any Alterations, Tenant shall deliver to Landlord a certificate of insurance and a hold harmless agreement in the form attached as Exhibit “E” for each such contractor, subcontractor, material supplier and laborer. Within twenty (20) days of completion of any Alterations, Tenant shall provide original counterparts of fully executed lien waivers, suitable for recording purposes, from each contractor, subcontractor, material supplier and laborer which perform Alterations at the Demised Premises, or elsewhere in the Shopping Center on Tenant's behalf, or which provide supplies and/or services in connection with Alterations, and whose invoices exceed One Thousand Dollars ($1,000.00) in the aggregate.

iv. Compliance. Tenant will perform all Alterations with reasonable dispatch, using only new, first class materials and supplies, in a good and workmanlike manner in accordance with Tenant's Plans and with all Legal Requirements and any and all approvals, permits, licenses or consents required by any ordinance, law or public regulations or by any authority at any time having jurisdiction. All Alterations, when completed, will comply with all Legal Requirements, and the Shopping Center shall not violate any Legal Requirements as a result of Tenant's Alterations.

v. Mechanic's Liens. The cost of all Alterations shall be paid by Tenant in cash or its equivalent, so that the Demised Premises and Shopping Center shall at all times be free of liens for labor and materials supplied in connection with all Alterations. If at any time the Demised Premises or Shopping Center shall be encumbered by any mechanics' or other liens, charges or claims for the payment of money or otherwise, or any violations or other encumbrances of any and all kinds, nature and description, growing out of or connected with any Alterations or any other matter pertaining to Tenant, then Tenant shall, within ten (10) business days after receipt of notice of same or request by Landlord, prove to the satisfaction of Landlord that every such claim and charge has been fully paid, provided for, and discharged or bonded. Without limiting Tenant's liability for failure to comply with this paragraph, if Landlord bonds or discharges any mechanic's or other lien upon Tenant's failure to do so, then, in addition to the cost of such bonding or discharging and all other costs and disbursements which Tenant would owe to Landlord pursuant to Paragraph 5(a) hereof, Tenant shall also pay to Landlord the Landlord's actual legal fees incurred in connection therewith.

vi. Insurance. During the course of all Alterations, Tenant (and all of its contractors and subcontractors) will carry or cause to be carried adequate Worker's Compensation Insurance, Builders Risk, Commercial General Liability and such other insurance as may be required by law to be carried by Landlord or Tenant and/or required by Paragraph 19 hereof in connection with such construction, and such insurance (except the Worker's Compensation Insurance) shall name Landlord, Landlord's managing agent, and all mortgagees and ground lessors and such other parties as Landlord shall designate as additional insureds.

vii. Accountability. Landlord, its architects, engineers, agents and employees may enter upon and inspect the Demised Premises for the purpose of ensuring that Alterations conforms with the requirements herein contained and for any other purpose. At the site, Tenant shall keep all plans, shop drawings and specifications relating to such work, and Landlord may examine same at all reasonable times. If required by Landlord, Tenant shall also furnish Landlord with copies thereof. If during such work Landlord, its architects or engineers shall determine that the work is not proceeding in accordance with Tenant's Plans and shall give written notice to Tenant specifying the particular deficiency or omission, Tenant shall thereupon promptly correct said deficiency or omission.

viii. Non-interference. All of the Alterations shall be done in such a manner so as not to interfere with, delay, or impose any expense upon Landlord in the maintenance of the Shopping Center; nor to physically affect any part of the Shopping Center outside the interior of the Demised Premises; nor (in Landlord's sole judgment) to impair the structural integrity of any building nor affect the proper functioning of any of the mechanical, electrical, HVAC, plumbing, sanitary or other systems of the Shopping Center; nor violate any of Landlord's rules or regulations affecting the Shopping Center or the Demised Premises. In addition, Tenant agrees that all of Tenant's Alterations shall be performed in a manner which will not create any work stoppage, labor disruption or dispute or violate Landlord's union contracts (if any) affecting the Shopping Center, nor will it interfere with the business of Landlord, or with any other tenant or occupant of the Shopping Center. Without limiting Landlord's remedies for Tenant's breach or threatened breach of any of the foregoing, Landlord shall have the right to immediately stop any Alterations which involves such a breach or threatened breach.

ix. Certificates and as-built Plans. Promptly following the completion of any Alterations, and as soon as reasonably feasible, Tenant shall obtain and furnish to Landlord (i) all appropriate certifications from all authorities having jurisdiction (including a certificate of occupancy or permanent certificate of occupancy, as the case may be) to the effect that all Alterations have been performed and completed in accordance with Tenant's Plans and with all Legal Requirements, and (ii) a full set of true, complete, and correct as-built plans for the Demised Premises.

x. Permits. No Alterations shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

xi. No Encumbrances. No fixtures, furniture, equipment, appliances, furnishings or any other items supplied by Tenant to the Demised Premises shall be subject to any conditional sales agreements, security agreements or other encumbrances without Landlord's prior written consent.

xii. Cosmetic Alterations. Notwithstanding the foregoing, in no event shall Landlord's consent be required in connection with Tenant's performance of interior, non-structural cosmetic Alterations such as carpeting, flooring, painting, and wall paper and the installation or replacement of Tenant's trade fixtures, provided such costs do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate, in any calendar year.

9. USE. (a) Tenant agrees to and shall use the Demised Premises solely for the purpose of conducting the Permitted Use. Tenant agrees not to use or permit or suffer the use of the Demised Premises for any other business or purpose. Tenant further agrees not to conduct any catalogue, mail or telephone order sales in or from the Demised Premises, except of merchandise which Tenant is permitted to sell “over the counter” to customers in the Demised Premises pursuant to this Paragraph. Tenant agrees to conduct Tenant's business in the Demised Premises under the Tenant's Trade Name, which name Tenant represents that it has the right to use.

(b) Tenant agrees to: open, occupy and continuously use during the Lease Term the entire Demised Premises for the Permitted Use, and to conduct Tenant's business therein in a reputable manner; to remain open for business during the usual and regular hours and days as such businesses are customarily open for business in the locality where the Shopping Center is located; to adequately staff its store with sufficient employees to handle the maximum business possible therein and carry sufficient stock of seasonal merchandise of such size, character and quality to accomplish the same; to maintain displays of merchandise in the display windows, if any; to keep the display windows, if any, and all signs well lighted during such hours and days that the Shopping Center is lighted by Landlord, and to keep all exterior signs lighted until the earlier of (i) 1:00 a.m. or (ii) the latest hour permitted under applicable law; to keep and maintain the Demised Premises and Tenant's personal property and signs therein or thereon and the exterior and interior portions of all windows, doors and all glass or plate glass in a neat, clean, sanitary and safe condition; to warehouse, store or stock in the Demised Premises only such goods, wares and merchandise as Tenant intends to offer for sale, at retail; to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the Permitted Use and to pay as and when due all license and permit fees and charges of a similar nature in connection therewith; use for office or other non-selling purposes only such space as is reasonably required for the conduct by Tenant of the Permitted Use in the Demised Premises, and such office or other non-selling space shall not be used to perform any functions for any other store or business conducted by Tenant or by any other person or firm; to use exclusively the logo, insignia or other identifying mark of the Shopping Center designated by Landlord in Tenant's local advertising of the Demised Premises, whether printed or visual; not conduct any real or fictitious “going-out-of-business”, auction, distress, fire or bankruptcy or similar sale. Tenant agrees not to operate its business under this Lease so as to breach or violate any restrictive covenant contained in any other lease entered into by Landlord, or violate any restrictive agreement contained in any contract entered into by Landlord, or violate any restrictive agreement contained in any judgment or decree imposed upon Landlord which is in effect at the time of this Lease, including, without limitation, any exclusive use clause.

10. LEGAL REQUIREMENTS, WASTE OR NUISANCE. (a) Subject to subparagraph (c) below, Tenant agrees, at Tenant's own cost and expense to comply with all Legal Requirements concerning the Demised Premises (including Tenant's Alterations, if any, thereto) or Tenant's use thereof, including, but not limited to, the Americans with Disabilities Act and Legal Requirements with respect to the collection, disposing, sorting, separation and recycling of any waste products, garbage, refuse and trash. Landlord represents and warrants that to the best of Landlord's knowledge the Demised Premises are in compliance with the Americans with Disabilities Act and all Legal Requirements, as of the Commencement Date.

(b) Tenant further agrees not to suffer, permit or commit any waste, nor to allow, suffer or permit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the Demised Premises or any apparatus, equipment or installation therein into other portions of the building of which the Demised Premises form a part (other than customary odors emanating from Tenant's concession stands (e.g., popcorn fumes) provided Tenant is using reasonable efforts such as exhaust fan in concession stands to prevent odors from becoming bothersome to other tenants), or otherwise to allow, suffer or permit the Demised Premises or any use thereof to constitute a nuisance or to interfere unreasonably with the safety, comfort or enjoyment of the Shopping Center by Landlord or any other occupants of the Shopping Center or their customers, invitees or any others lawfully in or upon the Shopping Center; provided, it being understood by Landlord and Tenant, that Tenant shall have no liability or be deemed to have violated the foregoing provision if Tenant is playing motion pictures that are currently being played at movie theaters throughout the State of Connecticut. Tenant covenants and agrees to provide reasonable security or crowd control for movies that draw protesters and the like.

(c) In the event Tenant's compliance with Legal Requirements will cost in excess of Thirty Thousand Dollars ($30,000.00) in the aggregate in any twelve (12) month period during the Lease Term, as it may be extended, based upon good faith estimates from third parties, Tenant shall comply with the applicable Legal Requirement, and upon providing Landlord notice of the need to make changes to bring the Demised Premises into compliance with Legal Requirements and Landlord's receipt of paid invoices and lien waivers for the required work, Landlord shall, within thirty (30) days of receipt of the aforementioned, credit Tenant's rent account the costs incurred in excess of Thirty Thousand Dollars ($30,000.00) at the rate of/ 1/12th of the excess costs, per month, over the following twelve (12) month period.

Tenant agrees to (1) use an independent third party as the contractor; (2) use its reasonable efforts to secure reasonable costs and expenses related to any and all required work; and (3) utilize reputable contractors in the performance of same, whose rates are competitive with the rates charged in the general trade area of the Shopping Center.

11. COMPETITION. Tenant agrees (to the extent that it is lawful so to agree) that neither Tenant nor any affiliate or subsidiary of Tenant, directly or indirectly, shall operate, manage or have any interest in any other competing store or business for the sale of merchandise, at retail, including a department  or concession in another store, within three (3) miles from the Shopping Center. If Tenant should violate this covenant, it shall be deemed a default under this Lease and Landlord, at its option, may pursue any and all remedies available hereunder, at law and in equity

12. SIGNS. (a) Subject to Exhibit “D”, Tenant, at its own cost and expense, shall provide a suitable storefront identification sign of such size, design and character as Landlord shall first approve in writing and shall install the same at a place or places and by a method of installation set forth in Exhibit “D” attached hereto and approved by Landlord; provided, Landlord's approvals shall not be unreasonably withheld, delayed or conditioned. Landlord and Tenant acknowledge that Tenant shall be using the existing signage relating to the Demised Premises as of the Commencement Date, and Tenant's sole obligation shall be to install a new sign panel identifying Tenant as the operator of the Demised Premises, replacing the existing sign panel identifying the prior tenant of the Demised Premises. However, if the existing sign panel is not able to be replaced or the existing mechanical portion of the sign is not in working condition at any time, Tenant shall be solely responsible to repair or replace the sign. Landlord may remove any signage on the building or within the Shopping Center complex which Tenant has previously installed which does not adhere to the criteria set forth in Exhibit “D”. Tenant shall maintain any such sign or other installation in good condition and repair. Other than such permitted sign, Tenant shall not place or install, or suffer to be placed or installed, or maintain any sign upon or outside the Demised Premises or in the Shopping Center. Tenant shall not place or install, or suffer to be placed or installed, or maintain on the exterior of the Demised Premises any awning, canopy, banner, flag, pennant, aerial, antenna or the like; nor shall Tenant place or maintain on the glass of any window or door of the Demised Premises any sign, decoration, lettering, advertising matter, shade or blind or other thing of any kind. Landlord shall have the right, with or without notice to Tenant, to remove any signs installed by Tenant in violation of this Paragraph and to charge Tenant as provided for in Paragraph 5(a) hereof, without liability to Tenant for such removal.

(b) Tenant agrees that in the event that the municipality in which the Shopping Center is located changes its signage code and requires the removal and/or replacement of the existing Tenant signage on the Demised Premises, then Tenant, at its sole cost and expense, shall replace its existing signage with signage conforming to the municipality's code. If Landlord renovates the Shopping Center and changes the standard signage requirements for the Shopping Center, Landlord, at Landlord's sole cost and expense, shall replace Tenant's then-existing signage with signage conforming to Landlord's requirements.

13. ASSIGNMENT AND SUBLETTING. (a) Tenant acknowledges that Landlord has entered into this Lease with Tenant based on Tenant's special skills in operating pursuant to its Permitted Use, and that Landlord would not necessarily enter into this Lease or any other Lease with a person other than Tenant. Tenant further acknowledges that Tenant is entering into this Lease solely for the purpose of operating a business in the Demised Premises and not in whole or in part for the prospect or possibility of realizing gain by disposing of the leasehold created pursuant to this Lease. Accordingly, to induce Landlord to enter into this Lease and as part of the consideration therefor, Tenant unconditionally agrees that Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned, do any of the following (a “Transfer”): (i) assign this Lease, (ii) sublet or grant concessions(s) with respect to all or any part of the Demised Premises, (iii) permit any other person or business to use the Demised Premises or any part of the Demised Premises for any purpose, or (iv) sell, mortgage, pledge, franchise or in any other way transfer, assign or allow any other person to succeed to any or all of Tenant's rights under this Lease, including any transfer by operation of law. Any transaction that is in substance a Transfer of this Lease shall be deemed a Transfer of this Lease. Without limiting the preceding sentence, if Tenant or any Guarantor of Tenant's obligations under this Lease is a corporation, partnership or other entity, then any of the following transactions affecting such entity shall constitute a Transfer of this Lease: (A) any direct or indirect transfer, including a transfer by merger or consolidation producing a change in ultimate beneficial ownership, of twenty percent (20%) or more of its shares or other ownership interests whether to the same or different transferees, (B) any such transfer affecting any direct or indirect constituent entity, (C) any transaction or series of transactions by which Tenant is “recapitalized” in a manner that reduces the net worth or other owners' equity of Tenant by more than fifty percent (50%), or (D) any increase or decrease in the shares of capital stock or other ownership interests of Tenant or any constituent entity the effect of which is to change by more than twenty percent (20%) the beneficial ownership of the ownership interests of Tenant. For purposes of this paragraph, all transactions from the date of the execution of the Lease to the date in question shall be aggregated.

In determining whether to consent to Tenant's proposed assignment or subletting, the Landlord may consider all factors, which in Landlord's business judgment, are pertinent to such decision and the parties agree  that the following, without limitation, are examples of such factors: (i) whether the financial strength of the  proposed assignee as determined by a current financial statement shows a net worth and working capital in amounts  determined by Landlord to be sufficient to assure the future performance by such assignee of its obligations under  this Lease; (ii) the character, business reputation and managerial skills of the assignee or subtenant; (iii) whether  the assignee or subtenant has substantial retailing experience in the sale of merchandise permitted to be sold from  the Demised Premises; (iv) the Demised Premises shall be used for the Permitted Use and for no other purpose; and  (v) the operations of the proposed assignee or subtenant will not in Landlord's opinion adversely affect the drawing power, image or any other valuable aspect of the Shopping Center.

(b) If Tenant desires to assign this Lease, sublet or part with possession of all or any part of  the Demised Premises, or to transfer this Lease in any other manner, in whole or in part or any estate or interest hereunder, then and so often as such event shall occur, Tenant shall give prior written notice to Landlord of such request, specifying therein the proposed assignee, subtenant or transferee and Landlord shall, within thirty (30) days thereafter, notify Tenant in writing either, that (i) it consents to such assignment or sublet, or (ii) it does not consent to the same.

(c) Any proposed subletting or assignment, whether permanent or short-term, if consented to, or when Landlord's prior consent is not needed, shall be subject to and conditioned upon the following: (i) at the time of any proposed subletting or assignment, Tenant shall not be in default under any of the terms, provisions or conditions of this Lease beyond any applicable notice and cure period; and (ii) the sublessee or assignee shall occupy only the Demised Premises and conduct its business in accordance with the Permitted Use; and (iii) that if the rent, charges or other sums required to be paid by any such sublessee or assignee exceed the rent reserved hereunder, then Tenant shall pay to Landlord as and when received fifty percent (50%) of the amount of such excess, which shall be deemed additional rent; and (iv) prior to occupancy, Tenant and its assignee or sublessee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease, as the case may be, by the terms of which: (x) in case of an assignment, the assignee will accept said assignment and assume and agree to perform, directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on the Tenant's part to be performed; or (y) in case of a subletting, the sublease in all respects will be subject and subordinate to all of the terms, covenants and conditions of this Lease; and (v) notwithstanding any such assignment or subletting under the terms of this Paragraph, Tenant will acknowledge that, notwithstanding such assignment or sublease and the consent of Landlord thereto, Tenant will not be released or discharged from any liability whatsoever under this Lease and will continue to be liable with the same force and effect as though no assignment or sublease had been made.

(d) Notwithstanding anything contained in this Paragraph to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each such request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) to cover Landlord's administrative costs and expenses in processing each such request by Tenant. However, neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

(e) Notwithstanding the foregoing, the following shall be permissible without the prior consent of Landlord provided, however, Tenant shall remain fully liable hereunder and Tenant shall provide notice to Landlord within ten (10) days of any of the following:

(1)          To assign this Lease, or sublease the Demised Premises to (a) any corporation or other entity which has the power to direct Tenants management and operation, any corporation or other entity whose management and operation is under common control with Tenant, or any corporation or other entity whose management and operation is controlled by Tenant; or (b) any corporation or other entity a majority of whose voting stock or interests is owned by Tenant; or (c) any corporation or other entity in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; or (d) any corporation or other entity acquiring (i) this Lease and substantially all of Tenant's assets, or (ii) substantially all of Tenant's membership interests; and

(2)          Any sublease or license or concession by Tenant to any corporation, firm or person for the sale of confections, refreshments or novelties in the Premises for which Tenant is permitted to sell under its

Permitted Use; and

(3)          The occasional subletting, licensing or other similar disposition of the Premises for  a benefit function; and

(4)           A subletting, licensing or other arrangement under a so-called “Four-Wall Deal” for  the exhibition of a particular attraction or attractions. As used herein, a “Four-Wall” deal shall mean whereby one or  more theaters within the Demised Premises is permitted to be used by others on a limited engagement basis for which  Four-Wall deals Tenant receives an agreed upon amount (whether a stipulated sum or an agreed upon percentage of the  receipts of the party with whom the Four-Wall deal is made or otherwise) and the party with whom the Four-Wall deal is  made retains the gross receipts obtained from the persons attending the theater in question during the course of the Four- Wall deal.

14. REPAIRS. (a) Tenant has leased the Demised Premises after a full and complete examination thereof, and Tenant accepts the same “AS IS” in the physical condition or state in which the Demised Premises now are without any representation or warranty, express or implied in fact or by law, by Landlord and without recourse to Landlord as to the physical nature, condition, zoning or other Legal Requirements or usability thereof, and Landlord shall have no obligation to do any work or make any installation, repair or alteration of any kind to or in respect thereof, other than as may be expressly set forth in this Paragraph and Exhibit “B” hereof. Landlord shall be liable for any latent, patent, or any other defects in the Demised Premises. Landlord shall not be required to make any repairs or improvements of any kind upon or to the Demised Premises, except for necessary repairs to the foundations, downspouts, gutters and roof thereof and structural repairs to the exterior and interior of the building (excluding the storefront, the interior of all walls, exterior and interior of all windows, plate glass, showcases, doors, door frames and bucks) of which the Demised Premises form a part and the sewer and water lines servicing the Demised Premises that are located outside of the Demised Premises.

(b) Subject to the provisions of subparagraph (a) of this Paragraph, Tenant agrees, at Tenant's own cost and expense, to keep and maintain the Demised Premises and each and every part thereof in good repair, order and condition and to make all repairs and replacements thereto, and to the fixtures and equipment therein and the appurtenances thereto, including, without limiting, the generality of the foregoing, all of Tenant's Alterations, the exterior and interior windows and window frames, doors and door frames, entrances, store fronts, including store front metal work, signs, showcases, floor coverings, interior walls, partitions and the lighting, electrical, heating, air-conditioning, plumbing, sprinkler and sewerage systems, equipment, fixtures and facilities within the Demised Premises, and the escalators and elevators therein, if any, and the floor slab and that portion of any pipes, lines, duets, wires or conduits installed by Tenant contained under, above or within, and serving, the Demised Premises. Tenant shall keep and maintain the Demised Premises in a first-class and attractive condition throughout the Lease Term. Tenant shall replace all damaged or broken glass and other glass, including Vitrolite and structural glass, with glass of equal quality to that broken or damaged. Tenant shall provide regular maintenance and service (for example, without limitation, regular filter changes, fan belt replacement, etc.) to the heating, ventilating and air-conditioning equipment in the Demised Premises. At all times during the Term, Tenant shall have a maintenance and service contract in effect for the HVAC system with a reputable and licensed HVAC contractor. Within thirty (30) days after the date Landlord delivers possession of the Demised Premises to Tenant and upon renewals of such contract, not less than twenty (20) days prior to the expiration of the contract, Tenant shall submit to Landlord a copy of Tenant's HVAC contract.

(c) Notwithstanding anything contained herein to the contrary, it is hereby mutually understood and agreed hereto that if, during the first three (3) months following the date Landlord delivers possession of the Demised Premises to Tenant,: (i) the HVAC system serving the Demised Premises fails to operate, (ii) Tenant has maintained continuously a maintenance and service contract for the HVAC system in accordance with the terms of the Lease and such contract provides at a minimum maintenance and service at least two times per year, (iii) the failure is not due to an act or omission of Tenant, its agents, contractors or employees, and (iv) Tenant gives Landlord notice of the HVAC failure to operate, then provided all of the conditions above are satisfied, Landlord shall be responsible for any such repair and/or replacement of the HVAC system.

(c) Notwithstanding anything contained herein to the contrary, it is hereby mutually understood and agreed hereto that at any time following the third (3rd) month of the Term, as same may be extended, if: (i) the HVAC system, in whole or in part, serving the Demised Premises fails to operate or needs to be replaced by an independent thirty party contractor, (ii) Tenant has continuously maintained a maintenance and service contract for the HVAC system in accordance with the terms of the Lease and such contract provides, at a minimum,  maintenance and service at least two (2) times per year, (iii) the failure is not due to an act or omission of Tenant, its  agents, contractors or employees, and (iv) Tenant gives Landlord written notice of the HVAC system failure to  operate or notice of the need to replace all or a portion of the HVAC system within five (5) days of the failure,  Tenant shall be responsible for the first Seven Thousand Five Hundred Dollars ($7,500.00) in the aggregate  (exclusive of the maintenance and service contract expenses which shall be paid for by Tenant at its sole cost and expense) of repairs and/or replacements needed to each unit of the HVAC system each Lease Year.

In the event the reasonable cost of the repair and/or replacement exceeds Seven Thousand Five  Hundred Dollars ($7,500.00) (exclusive of the maintenance and service contract expenses stated above), Tenant shall furnish Landlord with a paid invoice and receipt for the work and Landlord shall, within thirty (30) days of receipt of the paid invoice and lien waiver from Tenant, pay to Tenant the difference between the Seven Thousand Five Hundred Dollars ($7,500.00) and the reasonable cost of the repair and/or replacement, provided all of the conditions above are satisfied.

Tenant agrees to (1) use an independent third party as the contractor; (2) use its reasonable efforts to secure reasonable costs and expenses related to any and all repairs and replacements to the HVAC system; and (3) utilize reputable contractors in the performance of same, whose rates are competitive with the rates charged in the trade area of the Shopping Center.

15. UTILITIES. (a) Tenant shall promptly pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone, and other utilities and services used, rendered or supplied to, upon or in connection with the Demised Premises throughout the Term, including, without limitation, any sewer rents, hookup, connection, availability, standby and any other charges in connection with the use, consumption, maintenance or supply of water, any water system, or any sewerage connection or sewerage system or treatment plant. Landlord shall not be required to furnish to Tenant any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, material or any services of any kind whatsoever, whether similar or dissimilar. Landlord shall have the right to approve any service agreement with respect to the Demised Premises. If any such utilities are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants in the Shopping Center, Tenant will pay to Landlord a proportionate share of such charges for utilities used in common based on square footage of floor space leased to each tenant using such common facilities, in addition to Tenant's payments of the separately metered charges.

(b) Landlord shall not be liable in damages or otherwise for any interruption in the supply of any utility to the Demised Premises nor shall any such interruption constitute any ground for an abatement of any of the rent reserved hereunder, except as hereinafter specifically set forth. Landlord reserves the right to stop or reduce the level of the service of any or all of the utilities when necessary by reason of accident or emergency, or mechanical breakdown, or requirement of law or any cause beyond Landlord's reasonable control or for repairs, alterations, replacements or improvements, which, in the judgment of Landlord, are desirable or necessary, until the reason for such stoppage shall have been eliminated. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Demised Premises.

Notwithstanding the foregoing, if there is an interruption or impairment of any utility or related service to the Demised Premises caused by the negligence or intentional act of Landlord, its agents, employees or contractors, and such interruption or impairment materially and adversely affects the Tenants use of the Demised Premises for the Permitted Use for more than three (3) consecutive regular business days of Tenant, and after notice thereof to Landlord, then there shall be an abatement of one (1) day of Fixed Minimum Rent for each day commencing on the fourth (4th) such day Tenant is prevented from operating during the period during which the above-described interruption or impairment exists, using Tenant's reasonable business judgment.

(c) Landlord may install submeters and still collect any and all of the aforesaid charges from Tenant, making returns to the proper public utility company or governmental unit, and Tenant shall pay Landlord for the service involved at such rates as would be due if Tenant was charged directly for such utility service, and such payments shall constitute additional rent hereunder. If Landlord is furnishing Tenant any utility or utilities, Landlord, at any time, at Landlord's option and upon not less than thirty (30) days' prior notice to Tenant, may discontinue such furnishing of any such utility to the Demised Premises; and in such case, Tenant shall contract with the public service company supplying such utility service for the purchase and obtaining by Tenant of such utility directly from such public service company.

16. TAXES. (a) The term “Taxes” shall mean and include all real estate taxes, assessments (special or otherwise), water and sewer rents, rates and charges (including water and sewer connection and/or hookup charges, excluding, however, such water and sewer charges which are measured by the consumption by the actual user or the item or service for which the charge is made) and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Lease Term be levied, assessed, imposed, become due and payable, or liens upon, or arising in connection with the use, occupancy or possession of, or grow due and payable out of, or for, the Shopping Center or any part thereof or any land, buildings or other improvements therein (as initially constructed or as the same may at any time thereafter be enlarged or reduced), including interest on installment payments and all costs and fees (including reasonable attorneys' and appraisers' fees) incurred by Landlord in contesting Taxes and negotiating with the public authorities as to the same. “Assessments”, as used in the foregoing definition of Taxes, shall be deemed to include the costs of all road, highway and transportation improvements (including, without limitation, traffic signals and systems) installed and paid for by Landlord. If at any time after the date hereof the methods of taxation prevailing shall be altered so that in addition to, or in lieu of, or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge based on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord for the Shopping Center or any portion thereof, or (iii) a tax or license imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Shopping Center or any portion thereof, or (iv) any other tax, levy, imposition, charge or license fee however described, then the same shall be included in the computation of Taxes, computed as if the amount of such tax, imposition, charge or fee so payable were that part due if the Shopping Center were the only property of Landlord subject thereto. Nothing herein contained shall be construed to include as Taxes any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon the Landlord.

(b) Tenant shall pay as additional rent to Landlord Tenant's Share of Taxes from and after the Rent Commencement Date and continuing through the Term of this Lease. For the first Lease Year and beginning on the Rent Commencement Date, Tenant shall pay to Landlord additional rent with respect to Taxes at an estimated rate (the “Initial Estimated Taxes”) as provided in subsection (o) of the Fundamental Lease Provisions, payable on the first (1st) day of each month. For each tax year thereafter, Tenant shall pay Landlord, as its estimated percentage of the Taxes on the first (1st) day of each calendar month, one-twelfth (1/12th) of the greater of (i) the Initial Estimated Taxes or (ii) the amount of Tenant's liability for Taxes for the preceding tax year. If Tenant has paid less than the actual amount due for the period in question, Tenant shall pay the difference within twenty (20) days of receipt of notice from Landlord. If Tenant has paid more than the actual amount due for the period in question, it shall be granted a credit in like amount against the next payment due for Tenant's Share of Taxes until such credit has been used in full. If the Term of this Lease shall begin or end other than on the first or last day of a year, these charges shall be billed and adjusted on the basis of such fraction of a year. Tenant's obligations with respect to payments due pursuant to this paragraph shall survive the expiration or termination of this Lease for one hundred eighty (180) days.

(c) Tenant agrees to pay, prior to delinquency, any and all taxes and assessments levied, assessed or imposed during the Lease Term upon or against (i) all furniture, fixtures, signs and equipment and any other personal property installed or located within the Demised Premises, (ii) all Alterations as the same may be separately levied, taxed and assessed against or imposed directly upon Tenant, by the taxing authorities, and (iii) the rentals payable hereunder by Tenant to Landlord (other than Landlord's Federal, State and local income taxes thereon). Should any governmental authority require that a tax, other than the Taxes above mentioned, be paid by Tenant, but collected by Landlord, for and on behalf of said governmental authority, and from time to time forwarded by the Landlord to said governmental authority, the same shall be paid by Tenant to Landlord, payable monthly in advance.

(d) Landlord shall have the sole, absolute and unrestricted right, but not the obligation, to contest the validity or amount of any of the Taxes by appropriate proceedings, and if Landlord shall voluntarily institute any such contest it shall have the sole, absolute and unrestricted right to settle any negotiations, contest, proceeding or action upon whatever terms Landlord may in its sole discretion determine, In the event Landlord shall obtain a tax refund as a result of tax reduction proceedings or other proceedings of a similar nature, then Tenant shall, provided Tenant is not then in default beyond applicable notice and cure periods, and after the final conclusion of all appeals and all other remedies, be entitled to its percentage of the net refund obtained as to those Taxes previously paid by Tenant hereunder, less appraisal, engineering, expert testimony, attorney, printing and filing fees, and all other costs and expenses of the proceeding. Tenant shall not have the right to institute or participate in any such proceedings, it being understood that the commencement, maintenance, settlement, and conduct thereof shall be in the sole discretion of Landlord.

(e) Any such bill or statement shall be deemed binding and conclusive on Tenant if Tenant fails to object thereto (stating the reasons therefor) within thirty (30) days after the date thereof. With respect to any Taxes for which Tenant is responsible hereunder, the official tax bill shall be conclusive evidence of the amount of Taxes levied, assessed or imposed, as well as of the items taxed. A copy of such tax bill shall, upon request of Tenant, be submitted by Landlord to Tenant.

17. COMMON AREAS; OPERATING COSTS AND PROMOTIONAL FUND. (a) All common areas and other common facilities (hereinafter collectively called “common areas”) as may exist from time to time and be made available by Landlord in or about the Shopping Center shall be subject to the exclusive control and management of Landlord, expressly reserving to Landlord, without limitation, the right to erect, install, replace and remove kiosks, planters, pools, sculpture and free-standing buildings. Common areas may include, without limitation (but shall not be deemed a representation as to their availability), the sidewalks, parking areas, access roads, driveways, landscaped areas, truck serviceways, tunnels, loading docks, courts, stairs, ramps, elevators, escalators, comfort and first-aid stations, public washrooms, community hall or auditorium and parcel pick-up stations. Landlord hereby expressly reserves the right, from time to time, to construct, maintain, replace, remove and operate lighting and other facilities, equipment and signs on all of said common areas; to police the same; to change the area, level, location and arrangement of the parking areas and other facilities forming a part of said common areas; to build multi-story parking facilities; to restrict parking by Tenant and other tenants and occupants of the Shopping Center and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees; to enforce parking charges (by operation of meters or otherwise); to close temporarily all or any portion of the common areas for the purpose of making repairs or changes thereto or to effect construction, repairs or changes within the Shopping Center, and to discourage non-customer parking; and to establish, modify, revoke and enforce reasonable rules and regulations with respect to the common areas and the use to be made thereof. Tenant shall make no claim against Landlord by reason of Landlord's failure to uniformly enforce such rules and regulations against all tenants and occupants of the Shopping Center; provided, Landlord shall not discriminate against Tenant in the enforcement of such rules and regulations. Tenant shall, upon request, promptly furnish to Landlord the license numbers of the vehicles operated by Tenant, its concessionaires and licensees, and their respective officers, agents and employees. In the event Landlord promulgates rules and regulations designating specific areas in which vehicles owned or operated by Tenant, its concessionaires and licensees, or any of the respective officers, employees and agents, must be parked and prohibiting the parking of any such vehicles in any other part of the common areas, Landlord may cause to be towed away any such vehicles which are parked in common areas in violation of such rules and regulations, at the expense of Tenant, and Tenant waives liability to Landlord. Tenant further agrees, after notice thereof, to abide by such rules and regulations and to use its best efforts to cause its concessionaires, licensees, officers, employees, agents, customers and invitees to abide thereby. Tenant is hereby given a non-exclusive and non-transferable license (in common with all others to whom Landlord has or may hereafter grant rights) to use, during the Lease Term, the common areas of the Shopping Center as they may now or at any time during the Lease Term exist, provided, however, that if the size, location or arrangement of such common areas or the type of facilities at any time forming a part thereof be changed or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent therefor, nor shall such change or diminution of such areas be deemed a constructive or actual eviction; provided, at all times there shall be reasonable access to and from the Demised Premises and the visibility of Tenant's signage and the Demised Premises shall not be materially disrupted, all subject to Paragraph 21. In order to establish that all or any portion of the Shopping Center is and will continue to remain private property and to prevent the dedication thereof or the accrual of any rights to any person or to the public therein, Landlord hereby reserves the unrestricted right to close to the general public all or any portion of the Shopping Center owned, leased or controlled by Landlord to the extent and for the period necessary to prevent such dedication or accrual, and, in connection therewith, to seal all entrances to the Shopping Center, or any portion thereof Landlord shall operate, manage, equip, light, repair, replace and maintain the common areas and keep order and security therein comparable to shopping centers in the State of Connecticut of similar age, location and size, and Landlord shall have the right and exclusive authority to employ and discharge all personnel connected therewith. Landlord agrees that Landlord shall provide adequate lighting in the common areas of the Shopping Center during all hours of darkness that Tenant shall be open for business and for 45 minutes after Tenant closes each day.

Tenant agrees not to use any portion of the Common Areas, including, but not limited to, the sidewalks, for the display and/or sale of any merchandise. If Tenant violates this restriction regarding such use of the Common Areas, it shall be deemed a material default under the Lease, and, in addition to Landlord's remedies available under the Lease and at law, Tenant shall pay Landlord the amount of Two Hundred Fifty Dollars ($250.00) per day for each day such violation exists.

(b) “Operating Costs” shall mean the total costs and expenses incurred in operating, managing, equipping, cleaning, lighting, repairing, replacing and otherwise maintaining the Shopping Center, and maintaining order and security therein, including, without limitation, personal property taxes; surcharges levied upon or assessed against parking spaces or areas, payments toward mass transit or car pooling facilities or otherwise as required by Federal, State or local governmental authorities; costs for Landlord's compliance with any Legal Requirements; costs and expenses in connection with maintaining Federal, State or local governmental ambient air and environmental standards; the cost of all materials, supplies and services purchased or hired therefor; the cost and expense of installation and maintenance of pylon signs, handicap access or directional signs; the cost and expense of landscaping, gardening and planting, cleaning, removal of snow and ice, painting (including line painting), decorating, paving, lighting, sanitary control, and removal of trash, garbage and other refuse; heating, ventilating and air conditioning of the enclosed portions of the common areas, if applicable, and all other spaces owned by Landlord; fire protection; water and sewerage charges; professional fees; operation of loudspeakers and any other equipment supplying music and/or public announcements to the common areas or any parts thereof; public address systems; operation of public toilets; installing and renting of signs; maintenance, repair and replacement of roofs and exterior portions of the building; utility systems, including water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; depreciation of heating, ventilating and air conditioning equipment; depreciation of machinery, apparatus, and equipment, or the rental charges for such machinery and equipment; the cost of personnel (including applicable payroll, state and federal unemployment taxes, worker's compensation, insurance, fringe benefits and disability insurance) to implement all of the foregoing, including policing and the directing of traffic and parking of automobiles on the parking areas thereof; administrative/management costs, and an overhead cost equal to fifteen percent (15%) of the total Operating Costs. Landlord may, however, cause any or all of said services to be provided by independent contractors.

Operating Costs shall not include the following:

(i)	Leasing commissions and expenses for procuring tenants;
(ii)	Costs and expenses of enforcing leases against other tenants in the Shopping Center, such as attorneys' fees, court costs, adverse judgments and similar expenses;
(iii)	Debt service on any mortgages of the Landlord and rent payable under any ground or underlying lease;
(iv)	Repairs and other work (including rebuilding) occasioned by fire, windstorm or other casualty for which Landlord is reimbursed by insurance;
(v)	Any fines or penalties incurred due to violations by Landlord of any governmental rule or authority provided same are not caused by Tenant;
(vi)	Expenses for renovating vacant space; (vii) Depreciation and amortization of debt;
(viii)	Any costs and expenses associated with Landlord's Work set forth on Exhibit “B”, if any;
(ix)	Capital reserve funds;
(x)	Costs and expenses for removal or abatement of hazardous materials from within, upon or beneath the Shopping Center provided Tenant did not cause same; and
(xii)	All costs incurred in connection with or directly related to the original construction of the Shopping Center or any expansion thereof, as distinguished from operation and maintenance.

Any expense which would be classified as a capital expenditure in accordance with generally accepted accounting principles shall be amortized over its useful life, not to exceed seven (7) years (except costs associated with paving, which will be amortized over five (5) years) plus interest at the Default Rate.

(c) (i) Tenant shall pay, as additional rent to Landlord, Tenant's Share of Operating Costs from and after the Rent Commencement Date and continuing through the Term of this Lease. Tenant's Share of Operating Costs shall be determined based on Landlord's “Operating Year”, which shall be a twelve (12) month period determined by Landlord in its sole discretion from time to time. As of the Commencement Date, Landlord's current Operating Year is January 1 through December 31, and is subject to change on notice to Tenant.

(ii) From the date on which Tenant's obligations under this Paragraph begin to accrue  Tenant shall pay to Landlord Tenant's Share of Operating Costs at the estimated rate provided in subsection (o) of the Fundamental Lease Provisions, payable on the first (1st) day of each calendar month of the initial Operating  Year, and such amount shall be paid by Tenant until Landlord notifies Tenant of a change in the projected  Operating Costs for the initial Operating Year, which Landlord may do from time to time during such initial  Operating Year upon not less than twenty (20) days notice prior to the date such payments shall become due  from Tenant. Landlord shall notify Tenant of the actual amount due by Tenant for the initial Operating Year,  based on the actual Operating Costs. If Tenant has paid less than the actual amount due, Tenant shall pay the  difference within thirty (30) days of receipt of notice from Landlord. If Tenant has paid more than the actual amount due, Landlord shall credit Tenant's account the amount of the overpayment and Tenant shall only use  such credit towards the payment of Tenant's Share of Operating Costs next coming due until such credit has  been used in full.

(iii) For each Operating Year thereafter, Tenant shall pay to Landlord, as its estimated payment on the first (1st) day of each calendar month, one-twelfth (1/12th) of the estimated amount  of Tenant's Operating Costs liability for the coming Operating Year, based on Landlord's reasonably projected Operating Costs for the coming Operating Year. Landlord shall notify Tenant of the initial  estimated amount due by Tenant for the coming Operating Year not less than twenty (20) days prior to the  date such payments shall become due from Tenant. Such estimated amount due shall be paid by Tenant until Landlord notifies Tenant of a change in the projected Operating Costs for such Operating Year, which Landlord may do from time to time during such Operating Year upon not less than twenty (20) days notice prior to the date such payments shall become due from Tenant. Landlord shall notify Tenant of the actual amount due from Tenant for such Operating Year, based on the actual Operating Costs. If Tenant has paid less than the actual amount due for Tenant's Share of Operating Costs during such Operating Year, Tenant shall pay the difference within thirty (30) days of receipt of notice from Landlord. If Tenant has paid more than the actual amount due, Landlord shall credit Tenant's account the amount of the overpayment and Tenant shall only use such credit towards the payment of Tenant's Share of Operating Costs next coming due until such credit has been used in full.

(iv) If the Term of this Lease shall begin or end other than on the first or last day of an Operating Year, these charges shall be billed and adjusted on the basis of such fraction of an Operating Year. Tenant's obligations with respect to payments due pursuant to this Paragraph shall survive the expiration or termination of this Lease for a period of one hundred eighty (180) days.

(d) In the event of any dispute, Tenant shall pay the amount of the Landlord's bill or statement hereunder and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, by agreement or otherwise, Landlord shall pay to Tenant the amount of Tenant's overpayment resulting from such compliance by Tenant. Any such bill or statement shall be deemed binding and conclusive if Tenant fails to object thereto in writing (stating the reason therefor), within thirty (30) days after the date the same has been furnished by Landlord to Tenant.

(e) Intentionally omitted.

(f) Provided Tenant is not in default under any provision of this Lease beyond applicable notice and cure periods, including the payment of any disputed Operating Costs, Tenant shall have the right upon not less than thirty (30) days' notice to examine Landlord's books and records regarding Operating Costs, provided all of the following conditions are satisfied: (i) the examination is conducted at Landlord's home office during Landlord's normal business hours; (ii) an examination occurs no more than one (1) time each year; (iii) each year of Operating Costs be examined only one (1) time during the entire Term of the Lease, as same may be extended from time to time; and (iv) Tenant requests an examination within ninety (90) days of Tenant's receipt of a bill or statement from Landlord. Promptly upon completion of such examination, Tenant must provide Landlord with a copy of the examination report. Tenant agrees that all the information, data and documents pertaining to any examination and the examination process (including, but not limited to, any discussions, negotiations, interpretations of this Lease or proposals or positions taken by Landlord) are confidential information and will be used solely by Tenant and its authorized representatives for the purpose of conducting the examination and Tenant and its representatives shall not disclose or disseminate any such information pertaining to the examination or the examination process. In the event the examination of Landlord's books and records shows an error in Landlord's Operating Costs statement, Tenant shall receive either a credit to the Operating Costs payments next due or shall immediately pay the difference due, as the case may be. In the event the examination of Landlord's books and records shows Landlord's  Operating Costs statement for such period was overstated by three percent (3%) or more, Landlord shall pay  the reasonable costs of the examination actually incurred by Tenant.

18. INDEMNITY. (a) Unless caused by Landlord's, its agents, employees or representatives  negligence or willful misconduct, Tenant hereby agrees to defend, pay, indemnify and save free and harmless  Landlord, and any fee owner or ground or underlying lessors of the Shopping Center, to the full extent  permitted by law, from and against any and all claims, demands, liabilities, fines, suits, actions, proceedings,  orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and  against any and all costs and expenses, including reasonable attorneys' fees, resulting from or in connection  with loss of life, bodily or personal injury or damage to property arising, directly or indirectly, out of or from  or on account of any occurrence in, upon, at or from the Demised Premises or occasioned wholly or in part  through the use and occupancy of the Demised Premises or any improvements therein or appurtenances thereto, or by any act or omission or negligence of Tenant or any subtenant, concessionaire or licensee of Tenant, or their respective employees, agents, or contractors in, upon, at or from the Demised Premises or its appurtenances or any common areas of the Shopping Center.

(b) Tenant and all those claiming by, through or under Tenant shall store their property in  and shall occupy and use the Demised Premises and any improvements therein and appurtenances thereto and  all portions of the Shopping Center solely at their own risk and Tenant and all those claiming by, through or under Tenant hereby release Landlord and any fee owner or ground or underlying lessors of the Shopping Center, to the full extent permitted by law, from all claims of every kind, including loss of life, bodily or  personal injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof, unless caused by Landlord's, its agents, employees or representatives negligence or willful misconduct.

(c) Unless caused by Landlord's, its agents, employees or representatives negligence or willful misconduct, Landlord shall not be responsible or liable for damages at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of the Shopping Center; nor shall Landlord be responsible or liable for damages at any time for loss of life, or bodily or personal injury or damage to property, or for business interruption, to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas or sewage, in any part of the Demised Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any buildings or improvements in the Shopping Center, including the Demised Premises.

(d) Landlord shall protect, defend, save harmless and indemnify Tenant from and against all losses, claims, liabilities, injuries and expenses, including reasonable attorneys' fees, occurring in the Common Area, provided such injury, damage or claim does not arise out of any act or omission of Tenant or anyone claiming under Tenant or its subtenants, concessionaires, employees, contractors or invitees.

19. INSURANCE. (a) Tenant agrees to secure and keep in force throughout the Lease Term, at Tenant's own cost and expense, (i) Commercial General Liability Insurance on an occurrence basis with a minimum limit of liability in amounts set by Landlord and in no event less than the amount of Two Million and 00/100 Dollars ($2,000,000.00), including contractual liability, non-owned automobile liability, employer's liability, owner's and contractor's protective liability, water damage and sprinkler legal liability; and which insurance shall contain (y) a contractual liability endorsement covering the matters set forth in Paragraph 18 hereof and (z) a “personal injury” endorsement covering claims arising out of false arrest, false imprisonment, defamation of character, libel and slander, wrongful eviction and invasion of privacy without exclusion of coverage for claims of personal injury brought by employees, agents or contractors of an insured; (i) insurance upon property of every kind and description owned by Tenant, or for which Tenant is legally liable, or installed by or on behalf of Tenant, and which is located within the Shopping Center, including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount equal to at least one hundred percent (100%) of the full replacement value thereof, including any increase in value resulting from increased costs, with coverage against the perils of fire and such other risks as are, from time to time, included in standard extended coverage endorsements, vandalism, malicious mischief, sprinkler leakage, earthquake,  flood and collapse and special broad form coverages in the locality in which the Shopping Center is located;  (iii) Broad Form Boiler and Machinery Insurance on all air-conditioning equipment, miscellaneous electrical  apparatus, boilers and other pressure vessels or systems, whether fired or unfired, installed in, adjoining,  above or beneath the Demised Premises; and if said equipment, vessels or systems and the damage that may  be caused by or result from them are not covered by Tenant's extended coverage insurance mentioned in  subparagraph (b)(ii) of this Paragraph, such Boiler and Machinery Insurance shall be in amounts set by  Landlord and in no event less than the amount of Two Hundred Fifty Thousand and 00/100 Dollars  ($250,000.00); (iv) Plate Glass Insurance covering all plate glass in the Demised Premises; (v) business  interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings  attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access  to the Demised Premises or the Shopping Center as a result of such perils; and (vi) such other insurance in  such amounts as Landlord or Landlord's mortgagee may reasonably require from time to time and are  customarily maintained by retail tenants in first class shopping centers in the State of Connecticut.

(b) Tenant shall have the right to insure and maintain the insurance coverages set forth in  Paragraph 19(a) under blanket insurance policies covering other store premises operated by Tenant so long as  such blanket policies comply as to terms and amounts with insurance provisions set forth in this Lease.

(c) If Landlord's insurance company makes reasonable recommendations that insurance  policies should be updated as to types or coverages necessary and such types or coverages are customarily  maintained by retail tenants in first class shopping centers in the State of Connecticut, Tenant must comply  with such recommendation.

(d) All policies of insurance procured by Tenant shall be issued in form acceptable to  Landlord by insurance companies with general policy holder's rating of not less than A and a financial rating  of VII as rated in the most current available “Best's” insurance reports, and licensed to do business in the  State where the Shopping Center is located and authorized to issue such policy or policies. All policies of  insurance procured by Tenant shall be written as primary policies not contributing with, nor in excess of,  coverage that Landlord may carry.

(e) All insurance procured by Tenant under subparagraph 19(a) hereof shall be issued in the  names and for the benefit of Landlord, Tenant and, at Landlord's request, its mortgagee, ground lessor, general partner or manager, and American Shelter Corporation, as their respective interests may appear, and  shall contain an endorsement that Landlord, although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its servants, agents, employees  and contractors by reason of the negligence of Tenant, its servants, agents, employees and contractors. All policies of insurance procured by Tenant shall contain endorsements providing as follows: (i) that such policies may not be materially changed, amended or cancelled with respect to Landlord or any mortgagee except after thirty (30) days' prior notice from the insurance company to Landlord and any mortgagee, sent by registered mail; and (ii) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an insured. All policies procured by Tenant under subparagraphs 19(a)(ii), (iii), (iv) and (v) shall contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Landlord and any ground lessor (whether named as an insured or not). All policies procured by Tenant under subparagraphs 19(a)(ii), (iii), (iv) and (v) shall not have a deductible or self-insured retention amount in excess of Five Thousand Dollars ($5,000.00) per occurrence.

(f) Duly executed certificates of insurance, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord on or before the earlier of the day Tenant begins Tenant's Alterations or within thirty (30) days of the Commencement Date and, upon renewals of such policy or policies, not less than twenty (20) days prior to the expiration of the term of any coverage thereunder.

(g) If Tenant fails to take out or to keep in force any insurance required to be taken out and kept in force by Tenant, Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost and expense of Tenant and all outlays by Landlord together with the amounts set forth in Paragraph 5(a) shall be paid by Tenant to Landlord forthwith as additional rent.

(h) Tenant shall not stock, use or sell or permit or suffer to be stocked, used or sold any article or do anything in or about the Demised Premises which may increase any insurance rates or premiums on the Demised Premises, the building of which it forms a part or any other buildings or improvements in the Shopping Center, it being acknowledged by Landlord that the use of the Demised Premises for the Permitted Use shall not violate the foregoing sentence. If as a result of: (i) any failure of Tenant, or anyone claiming by, through or under Tenant, to comply with the preceding sentence, or (ii) the use and occupancy of the Demised Premises by anyone claiming by, through or under Tenant, for a use other than the Permitted Use, or (iii) Tenant's failure to use and continuously to occupy and operate Tenant's business in the Demised Premises in the manner provided for in this Lease, or (iv) Tenant's abandonment or desertion of the Demised Premises, the insurance rates applicable to any policies of insurance carried by Landlord covering the Shopping Center or the rental income to be derived therefrom shall be increased, Tenant agrees to pay Landlord, within thirty (30) days after Landlord's demand therefor, the entire portion of the premiums for said insurance which shall be attributable to such higher rates. In determining whether any increase in such rates is the result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, a schedule or rule book issued by the Fire Insurance Rating Organization having jurisdiction or any similar body, or the rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Shopping Center and the rental income to be derived therefrom. If any such insurance carried by Landlord shall be cancelled by the insurance carrier as a result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, Tenant agrees to indemnify and hold Landlord free and harmless from all damages, costs, liabilities and expenses (including reasonable attorneys' fees) which Landlord may sustain by reason thereof.

(i) Landlord shall carry all types of insurance coverage with respect to the Shopping Center that are customarily maintained by owners of shopping centers in the State of Connecticut of similar age, location and size, including, without limitation, fire, rent, public liability, personal and bodily injury and property damage liability, automobile coverage, vandalism and malicious mischief, casualty and all broad form coverages, and sign insurance, all in limits and with companies selected by Landlord including commercially reasonable deductibles thereunder in the event of any claim(s). Tenant shall pay as additional rent to Landlord Tenant's Share of the insurance premiums therefor from and after the Rent Commencement Date and continuing through the Term of this Lease. Landlord shall bill Tenant therefor monthly on an estimated basis at an initial estimated rate as provided in subsection (o) of the Fundamental Lease Provisions, payable on the first day of each month. If Tenant has paid less than the actual amount due for any period of time, Tenant shall pay the difference within thirty (30) days of Landlord's rendition of a bill therefor. If Tenant has paid more than the actual amount due, Landlord shall credit Tenant's account the amount of the overpayment and Tenant shall only use such credit towards the payment of the insurance premiums next coming due until such credit has been used in full. Tenant's obligations with respect to payments due pursuant to this paragraph shall survive the expiration or termination of this Lease for a period of one hundred eighty (180) days. Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of payment by Tenant of the additional rent with respect to the insurance premiums, be entitled to be a named insured thereunder.

Landlord, in its sole discretion, shall have the right to bill the insurance premiums as part of the Operating Costs.

20. DESTRUCTION. (a) Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Demised Premises or the building of which they form a part. If the Demised Premises shall be partially damaged by fire or other casualty required to be insured under Landlord's insurance policies, then upon Landlord's receipt of insurance proceeds for such damage, Landlord, except as otherwise provided herein, shall proceed with so much of the repair and restoration of the same to substantially the condition that existed immediately prior to such destruction, exclusive of Tenant's fixtures, equipment and inventory and the Existing Equipment; limited, however, to the extent of the insurance proceeds actually received by Landlord therefor. All repairs and restoration of the Demised Premises not included above by Landlord shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence. If (i) the Shopping Center or the Demised Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof, or (ii) the Demised Premises or the building of which the Demised Premises form a part shall be destroyed or substantially damaged as a result of a risk not insured by Landlord hereunder, or (iii) the Demised Premises shall be damaged to the extent of twenty percent (20%) or more of the cost of replacement thereof during the last two (2) years of the Lease Term (or any renewal term), then or in any of such events, either Landlord or Tenant may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to the other party within ninety (90) days after the date of an occurrence as specified in subparagraphs (i), (ii), or (iii) of this Paragraph 20, and thereupon this Lease shall cease and terminate with the same force and effect as though the date set forth in the Landlord's said notice were the date herein fixed for the expiration of the Lease Term; and Tenant shall vacate and surrender the Demised Premises to Landlord. Upon the termination of this Lease, as aforesaid, Tenant's liability for the rent shall cease as of the date of such damage or destruction and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not earned. Unless this Lease is terminated by Landlord, as aforesaid, this Lease shall remain in full force and effect. If by reason of such fire or other casualty not caused by Tenant the Demised Premises is rendered wholly untenantable, the Fixed Minimum Rent shall be fully abated, or if only partially damaged, such Fixed Minimum Rent shall be abated proportionately as to that portion of the Demised Premises rendered untenantable (having due regard to the extent to which Tenant may be required to discontinue its business in the Demised Premises [e.g., the damage or destruction of Tenant's projection booth shall render one or more entire theatre auditoriums untenantable]), in either event (unless Landlord or Tenant shall elect to terminate this Lease as aforesaid) until fifteen (15) days after notice by Landlord to Tenant that the Demised Premises have been substantially repaired and restored to the extent required hereunder of Landlord or until Tenant's business operations are restored in the entire Demised Premises, whichever shall occur sooner. Tenant shall continue the operation of Tenant's business in the part of Demised Premises so damaged or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Demised Premises and for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration.

(b)          If any other portion of the Shopping Center is damaged by fire or other casualty (irrespective of whether the Demised Premises shall have been damaged or destroyed), Landlord shall either repair and restore the damaged improvements or shall raze the damaged improvements, remove all debris and maintain that area as paved parking or landscaped area, and shall at all times maintain reasonable access to and from the Demised Premises, subject to receipt of insurance proceeds, permit and approvals, and subject to delays beyond Landlord's reasonable control (not to exceed one hundred twenty (120) days).

(c)          In any event, if Landlord shall not commence, in good faith, repair and restoration work within sixty (60) days after Landlord's receipt of the insurance proceeds and the applicable building permit, after any damage which Landlord is required to repair pursuant to the terms hereof, or if Landlord shall fail with all due diligence to continue with such repair and restoration work to completion within one (1) year from the date the building permit for such restoration work is issued, subject to delays beyond Landlord's reasonable control (not to exceed one hundred twenty (120) days), then Tenant shall have the right to terminate this Lease by giving Landlord a thirty (30) days prior written notice of its election so to do to Landlord. Landlord shall have the right to void the notice in the event such work is commenced or finished, as the case may be, prior to the expiration of the thirty (30) day notice period, in which event this Lease shall continue in full force and effect.

21. CONDEMNATION. (a) Total: If the whole of the Demised Premises or such part thereof as in Landlord's or Tenant's reasonable judgment will render the remainder unusable for the Permitted Use shall be acquired or taken by eminent domain or similar proceedings for any public or quasi-public use or purpose or by private purchase in lieu thereof, then this Lease and the Lease Term hereof shall automatically cease and terminate as of the date of title vesting in such proceedings.

(b) Partial: If twenty-five percent (25%) or more of the gross leasable area of the Demised Premises shall be so taken, then either Landlord or Tenant shall have the right to terminate this Lease by notice given to the other party within sixty (60) days after the date of title vesting in such proceeding. If any part of the Demised Premises shall be so taken and this Lease shall not be terminated, as aforesaid, then this Lease and all of the terms and provisions hereof shall continue in full force and effect, except that the Fixed Minimum Rent shall be reduced in the same proportion that the gross leasable area of the Demised Premises taken bears to the original gross leasable area of the Demised Premises, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs and alterations (exclusive of Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents) to restore the portion of the Demised Premises remaining to as near its former condition as the circumstances will permit, and to the building of which the Demised Premises form a part to the extent necessary to constitute the portion of the building not so taken a complete architectural unit; provided, however, that Landlord in any event, shall not be required to spend for such repairs and alterations an amount in excess of the respective amounts received by Landlord as damages for the taking of such part of the Demised Premises and of the building of which they form a part, and Tenant, at Tenant's expense, shall make all necessary repairs and alterations to Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents.

(c) As used herein, the amount received by Landlord shall mean that portion of the award in condemnation received by Landlord as damages from the condemning authority which is free and clear of all prior claims or collections by the holders of any mortgages or deeds of trust or any ground or underlying lessors and less reasonable attorneys' and appraisers' fees and expenses.

(d) If more than thirty percent (30%) of either (i) the gross leasable area of the building of which the Demised Premises form a part, or (ii) the Shopping Center shall be taken as aforesaid, Landlord shall have the right, by notice given to Tenant, to terminate this Lease, such termination to be effective as of the date of title vesting in such proceeding.

(e) If this Lease is terminated as provided in this Paragraph, all rent shall be paid by Tenant up to the date that possession is so taken by the condemning authority or this Lease is terminated, as the case may be, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not earned.

(f) If the event of a condemnation or taking for a temporary use or occupancy of all or any part of the Demised Premises for any public or quasi-public use or purpose during the Lease Term, this Lease shall remain unaffected by such condemnation or taking and Tenant shall continue responsible for all of its obligations hereunder and it shall continue to pay the rent, in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the date fixed for the expiration of the Lease Term, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Demised Premises and the portion of any such award allocable to the period following the date fixed for the expiration of the Lease Term. Landlord will, at its own expense, restore the Demised Premises as nearly as possible to the condition in which they were prior to the condemnation or taking. Notwithstanding the preceding provisions of this subparagraph, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Demised Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the payment of future installments of rent as provided in this Lease.

(g) All damages or compensation awarded or paid for any taking other than a taking pursuant to subparagraph (f) of this Paragraph 21, whether for the whole or a part of the Demised Premises or any part of the land, buildings and improvements constituting the Shopping Center, shall belong to and be the property of Landlord without any participation by Tenant, whether such damages or compensation shall be awarded or paid for diminution in value of the fee or any interest of Landlord in any ground or underlying lease covering the Shopping Center or in the leasehold estate created hereby or otherwise, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and relinquishes the right to participate in any such condemnation proceedings against the owners of any interest in the Shopping Center; provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord or the owners of any interest in the Shopping Center, for the value of or damages to, or for the cost of removal of, Tenant's trade fixtures and other personal property which under the terms of this Lease would in all events remain Tenant's property upon the expiration of the Lease Term, as may be recoverable by Tenant in Tenant's own right, provided further that no such claim shall diminish or otherwise affect Landlord's or such owner's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph 21.

(h) Any sale, grant, dedication or taking of peripheral or perimeter parts or portions of the parking area of the Shopping Center for road widening or road improvement purposes or for the installation of utilities shall not be deemed a condemnation or taking within the meaning of this Paragraph 21 and Tenant shall not, in any such event, be entitled to any compensation, diminution or abatement of any rent.

22. ENVIRONMENTAL. Tenant shall not use or suffer the Demised Premises to be used in any manner so as to create an environmental violation or hazard, nor shall Tenant cause or suffer to be caused any chemical contamination or discharge of a substance of any nature which is noxious, offensive or harmful or which under any law, rule or regulation of any governmental authority having jurisdiction constitutes a hazardous substance or hazardous waste. As used herein, the term “Hazardous Materials” means and includes all potentially hazardous materials, including, without limitation, radon, harmful radiation, asbestos, and  asbestos containing materials. Tenant covenants and agrees that at any and all times during the Term it shall  be responsible for compliance with any federal, state, county, local, or municipal law, statute, ordinance,  code, regulation or administrative recommendation pertaining to Hazardous Materials (including, without  limitation, any requirements pertaining to the clean-up, removal, and/or encapsulation of any Hazardous  Materials that may be in or at the Demised Premises or may have emanated therefrom), solely to the extent  the Hazardous Materials are brought onto the Demised Premises by Tenant, its contractors, agents or invitees,  in which event Tenant shall undertake any and all steps which may be required for compliance as aforesaid.  Landlord shall be solely responsible for restoring and repairing any damage to the Demised Premises caused  by or resulting from such compliance relating to pre-existing conditions and Hazardous Materials that are not  brought onto the Demised Premises by Tenant, its contractors, agents or invitees, e.g. the replacement of any  ceiling tiles or insulation with comparable products not containing any Hazardous Materials.

Landlord represents, covenants and warrants that as of the Commencement Date, to the best of its knowledge, there is no Hazardous Material in or about the Demised Premises and Landlord hereby  agrees to indemnify, defend and hold harmless Tenant from all losses, liabilities, damages, costs and expenses, including to the extent permitted by law, reasonable attorney fees, resulting from or arising in  connection with the breach of Landlord's representation and warranty set forth in this section.

23. DEFAULT. (a) (i) Tenant fails to pay any rent (i.e. any Fixed Minimum Rent or additional rent) when due hereunder and such failure continues for five (5) days after written notice from Landlord; or (ii) Tenant fails to observe or perform any other of the terms of this Lease on its part to be observed or performed and such failure continues for more than thirty (30) days after receipt of written notice from Landlord or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such effort to completion within ninety (90) days from Tenant's receipt of written notice from Landlord); or (iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against it in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property; or (iv) Tenant makes an assignment for the benefit of creditors or petitions for or enters into an agreement for reorganization, composition, or any other arrangement with Tenant's creditors under any federal or state law now or hereafter enacted, or suffers this Lease to be taken under any writ of execution or attachment; or (v) this Lease shall pass to or devolve upon, by law or otherwise, one other than Tenant except as herein provided; or (vi) Tenant shall at any time during the continuance of this Lease remove, attempt to remove, or manifest, in the judgment of Landlord, an intention to remove Tenant's goods or property out of or from the Demised Premises except in the ordinary course of business, then, in any one or more of such events, if Tenant shall have failed to comply with or remedy such default within the cure periods set forth above, then this Lease and the term thereunder shall, at the option of Landlord, terminate and come to an end on the date specified in such notice of default and Tenant shall quit and surrender the Demised Premises to Landlord as if the Term ended by the expiration of the time fixed herein, but Tenant shall remain liable as hereinafter provided. If the notice provided shall have been given and the Term shall, at Landlord's option, expire as aforesaid, or should Landlord elect not to terminate this Lease, Landlord shall have the immediate right of reentry (to the extent permitted by law) and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process (except to the extent required by law) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

(b) If, by reason of the occurrence of any such Default, the Lease Term shall end before the date thereof originally fixed herein for the expiration thereof, or Landlord shall re-enter the Demised Premises, or Tenant shall be ejected, dispossessed, or removed therefrom by summary proceedings or in any other manner, whether or not specifically enumerated in this Lease, Landlord at any time thereafter may relet the Demised Premises, or any part or parts thereof, either in the name of Landlord or as agent for Tenant, for a term or terms which may, at Landlord's option, be less than or exceed the period of the remainder of the Lease Term, and at such rental or rentals and upon such other commercially reasonable conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, shall determine. Landlord shall receive the rents from such reletting and shall apply the same, first, to the payment of such expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, subdividing, or otherwise preparing the Demised Premises for reletting, including brokerage and reasonable attorneys' fees and expenses; second, to the payment of any indebtedness other than rents, charges and other sums due hereunder from Tenant to Landlord; and the residue, if any, Landlord shall apply to the fulfillment of the terms, covenants and conditions of Tenant hereunder and Tenant  hereby waives all claims to the surplus, if any. Tenant shall be and hereby agrees to be liable for and to pay  Landlord any deficiency between the rent reserved hereunder and the net rentals, as aforesaid, of reletting, if any, for each month of the period which otherwise would have constituted the balance of the Lease Term.Tenant hereby agrees to pay such deficiency in monthly installments on the rent days specified in this Lease, and any suit or proceeding brought to collect the deficiency for any month, either during the Lease Term or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to relet the Demised Premises or in the event of such reletting, for failure to collect the rents reserved thereunder. Landlord is hereby authorized and empowered to make such repairs, alterations, decorations, subdivisions or other preparations for the reletting of the Demised Premises as Landlord shall deem advisable, without in any way releasing Tenant from any liability hereunder, as aforesaid.

(c) No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

(d) Landlord may recover from Tenant all damages it may sustain by reason of Tenant's default including the cost of recovering the Demised Premises and reasonable attorneys' fees and expenses and, upon so electing and in lieu of the damages that may be recoverable under subparagraph (b) above (measured by the monthly deficiency, if any), Landlord shall be entitled to recover from Tenant, as and for liquidated damages, and not as a penalty, an amount equal to the difference between the rent which otherwise would have constituted the balance of the Lease Term and the rental value of the Demised Premises at the time of such election, for such period, all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Demised Premises the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable time after the termination of this Lease, shall be deemed prima facie evidence of the rental value. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amounts referred to in this subparagraph (d) of this Paragraph 23.

(e) The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, the Tenant's use or occupancy of the Demised Premises, or any claim for injury or damage.

(f) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant shall be evicted or dispossessed from the Demised Premises for any cause, or Landlord re-enters the Demised Premises following the occurrence of any Default hereunder, or this Lease is terminated before the expiration date originally fixed herein.

(g) In the event of any breach or threatened breach by Tenant of any of the terms and provisions of this Lease, Landlord shall have the right to injunctive relief and declaratory relief as if no other remedies were provided herein for such breach.

(h) The rights and remedies herein reserved by or granted to Landlord are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others.

(i) Tenant hereby expressly waives any right to assert a defense based on merger and agrees that neither the commencement of any action or proceeding, nor the settlement thereof nor the entry of judgment therein shall bar Landlord from bringing any subsequent actions or proceedings from time to time.

(j) Tenant shall remain liable after the expiration or earlier termination of this Lease for any default committed by the Tenant during the term of the Lease, and Landlord shall, for such default,

notwithstanding the termination of the Lease, be permitted to pursue all of its rights and remedies as provided  for in the Lease or at Law.

(k) Tenant hereby agrees to pay, as additional rent, all reasonable attorneys' fees and  disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

(1) any action or proceeding by Landlord to terminate this Lease;

(2) any other action or proceeding by Landlord against Tenant (including, but not  limited to, any arbitration proceeding);

(3) any default by Tenant in the observance or performance of any obligation under  this Lease (including, but not limited to, matters involving payment of rent and additional rent or the  computation thereof, Alterations or other Tenant's work and subletting or assignment), whether or not Landlord commences any action or proceeding against Tenant;

(4) any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and

(5) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease.

(I) If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (“Bankruptcy Code”), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease, and Tenant on behalf of itself and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (i) it cures or provides adequate assurance that Tenant or any trustee will promptly cure any default hereunder, (ii) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any pecuniary loss to Landlord resulting from Tenant's defaults, and (iii) provides adequate assurance of performance during the fully stated Term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance (1) of the source of rent reserved hereunder, and (2) the assumption of this Lease will not breach any provision hereunder. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities unless Tenant shall have paid and be current in all payments of costs, utilities or other charges therefor.

24. ACCESS TO PREMISES. Landlord and its authorized representatives shall, upon not less than two (2) days prior notice (except in emergencies, when no notice shall be required), have the right to enter upon the Demised Premises during all regular business hours for the purpose of inspecting or exhibiting the same to prospective purchasers, mortgagees and, during the final Lease Year of the Term, as same may be extended, tenants. Landlord shall also have the right, upon not less than two (2) days prior notice (except in emergencies, to enter upon the Demised Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs thereto or thereon or to the building of which they form a part, as Landlord may deem necessary, and for any other lawful purpose; and in connection therewith, Landlord shall have the right to bring and store materials, tools and equipment in, through or above the Demised Premises that may be required therefor, without the same constituting an actual or constructive eviction of Tenant from the Demised Premises or any part thereof; provided, Landlord shall use reasonable effort not to disrupt the conduct of Tenant's business in the Demised Premises in exercising such rights. However, nothing herein shall be deemed to impose any duty upon Landlord to do any such work which, under any provisions of this Lease, Tenant shall be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord in no event shall be liable for any inconvenience, disturbance, loss of business or other damages to Tenant by reason of the performance by Landlord of any work in, upon, above or under the Demised Premises, and the obligations of Tenant under this Lease shall not be affected thereby in any manner whatsoever. If Tenant or Tenant's employees shall not be personally present to permit an entry into the Demised Premises when an emergency or casualty occurs, Landlord may enter the same by the use of force or otherwise without rendering Landlord liable therefor and without in any manner affecting Tenant's obligations under this Lease. During the period commencing twelve (12) months prior to expiration of the Lease Term (or any renewal term thereof), Landlord may place upon the exterior of the Demised Premises “For Lease”, “To Let” or “For Rent” signs of reasonable size which shall not be removed, obliterated or hidden by Tenant.

25. EXCAVATION. If any excavation shall be made upon land adjacent to the Demised Premises, Tenant shall permit the party authorized to cause such excavation to be made to enter upon the Demised Premises for the purpose of performing such work as may be necessary to preserve the wall of the building of which the Demised Premises form a part from damages and to support the same by proper foundations and shoring, and Tenant hereby waives all claims for inconvenience, disturbance, loss of business or other damages, against Landlord therefor and without in any manner affecting Tenant's obligations under this Lease, nor shall the same constitute any ground for an abatement of any rent, except to the extent the Demised Premises, or any portion thereof, are rendered untenantable for a period in excess of three (3) consecutive regular business days of Tenant, in which case the Fixed Minimum Rent shall abate one (1) day for each day commencing on the fourth (4th) day Temant if prevented from operating at the Demised Premises, using its reasonable business judgment.

26. SUBORDINATION. Landlord and Tenant agree that this Lease is and all of Tenant's rights hereunder are and shall be subject and subordinate at all times to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title of the Shopping Center and to all ground and underlying leases, and mortgages or any other method of landlord financing or refinancing in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the land or the Demised Premises or any or all of the buildings and improvements now or at any time hereafter constituting a part of or adjoining the Shopping Center, and to all renewals, modifications, consolidations, participations, replacements, spreaders and extensions thereof. The term “mortgages” as used in this Lease shall be deemed to include trust indentures and deeds of trust and the term “mortgagees” as used in this Lease shall be deemed to include trustees or beneficiaries under trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should Landlord or any ground or underlying lessors or mortgagees desire confirmation of such subordination, Tenant, within ten (10) days following Landlord's request therefor, agrees to execute, acknowledge and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) confirming such subordination of this Lease and Tenant's rights hereunder.

However, should any such ground or underlying lessors or any mortgagees request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease or mortgage, then Tenant, within ten (10) days following Landlord's request therefor, agrees to execute, acknowledge and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) effectuating such priority.

Notwithstanding the foregoing, Tenant's agreement of subordination to any future mortgagee is conditioned upon mortgagee's agreement that Tenant's quiet possession not being disturbed so long as Tenant is not in default under this Lease beyond the applicable cure period.

27. ATTORNMENT. Tenant agrees that, in the event of a sale, transfer, or assignment of Landlord's interest in the Shopping Center or any part thereof, including the Demised Premises, or in the event any proceedings are brought against Landlord for the foreclosure of or for the exercise of any power of sale under any mortgage constituting a lien upon the Shopping Center or any part thereof, including the Demised Premises, or in the event of a cancellation or termination of any ground or underlying lease covering the Shopping Center or any part thereof, including the Demised Premises, to attorn to and recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord under this Lease. The foregoing provisions of this Paragraph shall be self-operative and no further instrument shall be required to give effect to said provisions. Tenant, however, agrees, at the request of the party to whom it has attorned, to execute, acknowledge and deliver without charge, from time to time, instruments acknowledging such attornment; provided Tenant's agreement to so attorn is conditioned upon such party's agreement that Tenant's quiet possession not being disturbed so long as Tenant is not in default under this Lease beyond the applicable cure  period.

28. QUIET ENJOYMENT. Tenant, upon paying the rent reserved hereunder and  performing and observing all of the other terms, covenants and conditions of this Lease on Tenant's part to be  performed and observed, shall peaceably and quietly have, hold and enjoy the Demised Premises and use the  Existing Equipment during the Lease Term hereof, subject, nevertheless, to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be  subordinate.

29. UNAVOIDABLE DELAYS. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by a cause or causes  beyond Landlord's and Tenant's control which shall include, without limitation, all labor disputes, riots, civil  commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage,  governmental regulations or controls, fire or other casualty, inability to obtain any material, services or  financing or through acts of God, excepting the inability to obtain financing for Tenant's payment of any Fixed Minimum Rent or additional rent due hereunder.

30. SURRENDER OF DEMISED PREMISES. Upon the expiration or sooner termination  of the Lease Term, Tenant agrees to quit and surrender the Demised Premises, broom-clean, in as good  condition and repair as Tenant is required to maintain the same throughout the Lease Term, together with all  keys and combinations to locks, safes and vaults and all improvements, alterations, additions, lighting  fixtures, apparatus, equipment and decorations at any time made or installed in, upon or to the interior or  exterior of the Demised Premises, except personal property, signs and trade fixtures put in at Tenant's expense, all of which shall thereupon become the property of Landlord without any claim by Tenant therefor,  but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Tenant shall also surrender the Existing Equipment. Before surrendering the Demised Premises, upon request of Landlord, Tenant shall remove any improvements, alterations, additions, lighting fixtures, apparatus, equipment and decorations at any time made or installed by Tenant in, upon or to the interior or exterior of the Demised Premises, and Tenant further agrees to repair any damage caused thereby. If Tenant shall fail to remove any of Tenant's said personal property, signs and trade fixtures, said property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice or demand upon Tenant and hold Tenant responsible for any and all charges incurred by Landlord therefor. If the Demised Premises be not surrendered as and when aforesaid and after Landlord shall have given to Tenant three (3) days' notice to quit, Tenant shall indemnify Landlord against all loss, cost, expense (including reasonable attorneys' fees) or direct liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of the Lease Term.

31. HOLDING OVER. Should Tenant remain in possession of the Demised Premises after the expiration of the Lease Term (or any renewal term hereof) without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed to have created and be construed to be a tenancy from month-to-month terminable on thirty (30) days' notice by either party to the other, at a monthly rental equal to the sum of (i) one hundred fifty percent (150%) of the monthly installment of Fixed Minimum Rent payable during the last month of the Lease Term, and (ii) one hundred twenty-five percent (125%) of one-twelfth (1/12th) of the additional rent with respect to Taxes, Operating Costs and insurance payable for the last Lease Year of the Lease Term, subject to all the other terms, covenants and conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Notwithstanding the foregoing, in the event Landlord and Tenant are negotiating in good faith an extension of the Term during the initial thirty (30) days following the expiration of the Term, the Rent payable during such thirty (30) day period shall be equal to the rent paid by Tenant during the last month prior to the expiration of the Term.

32. MISCELLANEOUS. (a) Relationship of Parties - Nothing contained in this Lease shall be deemed to constitute or be construed or implied to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

(b) No Waiver - The failure of Landlord to insist upon the strict performance of any provisions of this Lease, or the failure of Landlord to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord's consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent with knowledge of a breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the rent hereby reserved shall be deemed to be other than on account of the earliest rent then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent due or Landlord may pursue any other remedy in this Lease provided or by law permitted, and no waiver by Landlord in favor of any other tenant or occupant of the Shopping Center shall constitute a waiver in favor of the Tenant herein.

(c) Notices - All notices hereunder shall be in writing and shall be sent by (i) certified or registered mail, return receipt requested, (ii) prepaid nationally recognized overnight courier, (iii) facsimile transmission (following with hard copies to be sent by prepaid overnight delivery service) or (iv) personal delivery with receipt acknowledged in writing. All notices shall be addressed to the parties at their respective notice addresses as provided in the Fundamental Lease Provisions (except that any party may from time to time upon fifteen (15) days' written notice change his address for that purpose), and shall be effective on the date when actually received or refused by the party to whom the same is directed (except to the extent sent by registered or certified mail, in which event such notice shall be deemed given on the third day after mailing). Each of the parties hereto waives personal or any other service other than as provided for in this Paragraph.

(d) Recording - Tenant agrees not to record this Lease or any memorandum hereof.

(e) Partial Invalidity - If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(f) Broker's Commissions - Landlord and Tenant each covenants, warrants and represents to the other that there was no broker, finder or similar person entitled to a commission, fee or other compensation instrumental in consummating this Lease other than Broker and that no conversations or prior negotiations were had by Tenant or Landlord or anyone acting on behalf of Tenant or Landlord with any broker, finder or similar person concerning the renting of the Demised Premises other than Broker. Tenant and Landlord each agrees to indemnify and hold the other harmless against and from all costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising from any claims for brokerage commissions, finders fees or other compensation resulting from or arising out of any conversations, negotiations or actions had by Tenant or Landlord or anyone acting on behalf of Tenant or Landlord with any broker, finder or similar person other than Broker. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

(g) Provisions Binding - Except as otherwise expressly provided in this Lease, all the terms, covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the terms, covenants and conditions of this Lease.

(h) Entire Agreement, etc. - (i) This Lease, including the Exhibits and Riders, if any, attached hereto, sets forth the entire agreement between the parties with respect to the Demised Premises.

(ii) All prior conversations or writings between the parties hereto or their representatives with respect to the Demised Premises are merged herein and extinguished.

(iii) This Lease shall not be modified except by a writing signed by the party to be charged, nor may this Lease be cancelled by Tenant or the Demised Premises surrendered except with the written express authorization of Landlord unless otherwise specifically provided herein.

(iv) The submission by Landlord to Tenant of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Demised Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant.

(v) If any provision contained in any Rider or Exhibit hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Rider or Exhibit shall supersede said printed provision and shall be paramount and superior.

(vi) Tenant hereby acknowledges that this Lease shall not be deemed, interpreted or construed to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any regional or national chain store or any other merchant shall open or remain open for business or occupy or continue to occupy any premises in or adjoining the Shopping Center during the Lease Term or any part thereof and Tenant hereby expressly waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord.

(vii) The paragraph numbers, captions and table of contents appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Paragraph, nor in any way affect this Lease.

(i) Exculpation - Anything in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center of which the Demised Premises form a part and the rentals therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, subject, however, to the prior rights of any ground or underlying lessor or the holder of any mortgage covering the Shopping Center; and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. In the event Landlord conveys or transfers its interest in the Shopping Center or in this Lease, except as collateral security for a loan, upon such conveyance or transfer by Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) and the assumption of Landlord's obligations by the acquirer, Landlord shall be entirely released and relieved from all liability with respect to the performance of any terms, covenants and conditions on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer; it being intended thereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Shopping Center or in this Lease.

(j) Corporate Tenant - If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State where the Shopping Center is located (a copy of evidence thereof to be supplied to Landlord upon request); and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

(k) Rules and Regulations - Tenant covenants and agrees to comply fully with all of the Rules and Regulations set forth and mentioned under Exhibit “C” attached hereto and made a part hereof as though fully set forth herein, as may be changed from time to time.

(1) Counterparts - This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

(m) Applicable Law - Without regard to principles of conflicts of laws, the internal laws of the State in which the Shopping Center is located shall govern and control the validity, interpretation, performance and enforcement of this Lease.

(n) Estoppel Certificate - Tenant shall execute and deliver to Landlord, within ten (10) days of Landlord's request therefor, a currently dated certificate stating as follows:

(i) whether this Lease is in full force and effect;

(ii) whether this Lease has been modified, amended, or assigned, or the Demised Premises sublet, and specifically referring to and attaching copies of the documents evidencing any modification, amendment, assignment, or sublet;

(iii) whether there are any existing defaults hereunder to the knowledge of Tenant, and specifying the nature of any such defaults;

(iv) the dates, if any, to which rent has been paid in advance;

(v) the commencement and expiration dates hereof;

(vi) the amount of the Security Deposit paid hereunder;

(vii) whether there are any defenses or offsets against the enforcement of this Lease by Landlord, and specifying any so claimed; and

(viii) such other matters as may be reasonably requested by Landlord.

Landlord and all mortgagees and ground lessors of the Shopping Center shall have the right, as against Tenant, to rely upon any certificate furnished by Tenant under this paragraph.

(o) Tenant's Share - Tenant's Share shall be a fraction, the numerator of which is the Gross Leasable Area of the Demised Premises, and the denominator of which is the gross leasable ground floor area of all buildings in the Shopping Center. For purposes of calculating Tenant's Share of Taxes, Landlord shall have the right to exclude from the denominator the leasable square feet of any other tenant in the Shopping Center that is separately assessed and such tenant pays the taxes for such parcel. For purposes of calculating Tenant's Share of Operating Costs, Landlord shall have the right to exclude from the denominator the leasable square feet of any other tenant in the Shopping Center that maintains a portion of the Common Area at such other tenant's expense. For purposes of calculating Tenant's Share of Insurance, Landlord shall have the right to exclude from the denominator the leasable square feet of any other tenant in the Shopping Center that maintains insurance at such other tenant's expense.

33. OPTION TO EXTEND TERM. (a) Provided Tenant is open and conducting business in the Demised Premises and is not otherwise in default under this Lease beyond applicable notice and cure periods at the time of exercising the option herein or at the time of the commencement of the option period, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) Lease Years, such option period to begin immediately upon the expiration of the original Term of this Lease. All of the terms, covenants and provisions of this Lease shall apply to such option period except that the Fixed Minimum Rent shall be as provided for in the Fundamental Lease Provisions.

(b) Said option to extend the Term hereof shall be exercisable only upon Tenant's serving an irrevocable written notice of its exercise thereof upon Landlord. Such notice shall be received by Landlord no later than three hundred sixty-five (365) days prior to the expiration of the Term hereof, time being of the essence.

34. BANKRUPTCY OR INSOLVENCY.

1. Assumption of Lease by Trustee. In the event that Tenant shall become a Debtor under the Bankruptcy Code, and the Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions of Section 34.2 and 34.4 hereof are satisfied. If Tenant shall fail to elect to assume this Lease within sixty (60) days after the filing of the petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to  possession of the Demised Premises without further obligation to Tenant, and this Lease shall be terminated, but  Landlord's right to be compensated for damages both at law and in equity shall continue as provided herein. For  purposes of this Article 34, the term “Tenant” shall mean the Tenant, Trustee of Tenant, or such other person so  empowered.

2. Conditions to Assumption of Lease. (a) No election by the Tenant to assume this Lease under any Chapter of the Bankruptcy Code, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge and agree are commercially reasonable in the context of a bankruptcy case of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

(i) The Tenant has cured, or has provided Landlord adequate assurance (as hereinafter defined) that:

(A) Within ten (10) days from the date of such assumption, the Tenant will cure all monetary defaults under this Lease; and

(B) Within thirty (30) days from the date of such assumption, the Tenant will cure all non-monetary defaults under this Lease.

(ii) The Tenant has compensated, or has provided to Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, as recited in Landlord's written statement of pecuniary loss sent to the Tenant.

(iii) The Tenant has provided Landlord with adequate assurance (as hereinafter defined) of the future performance of each of Tenant's obligations under this Lease, provided, however that:

(A) The Tenant shall also deposit with Landlord in addition to any other security deposit required under the provisions of this Lease, as security for the timely payment of rent, an amount equal to three (3) months rent (as adjusted pursuant to Section 34.2(a)(iii)(C) below) and other monetary charges accruing under this Lease;

(B) Whether or not otherwise required by the Terms of this Lease, the Tenant shall also pay in advance on the date Minimum Rent is payable hereunder, one-twelfth (1/12) of Tenant's annual obligations under this Lease for operating expenses of the Shopping Center, Taxes, and any other charges payable hereunder, including, without limitation, the Marketing Charge.

(C) From and after the date of the assumption of this Lease, the Tenant shall pay as annual Minimum Rent an amount equal to the sum of the annual Minimum Rent otherwise payable hereunder; all as if such amount had originally been specified in Section 4 of this Lease as the Minimum Rent.

(D) The obligations imposed upon the Tenant under this Lease shall continue with respect to Tenant or any assignee of this Lease after the completion of the bankruptcy case, subject to any further and/or increased obligations which thereafter are imposed by any provisions of this Lease.

(iv) The assumption of this Lease will not:

(A) Breach any provision in this Lease or any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Shopping Center; or

(B) Disrupt, in Landlord's judgment, tenant mix of the Shopping Center or any other attempt by Landlord to provide a specific variety of retail stores in the Shopping Center which, in Landlord's judgment, would be most beneficial to all of Tenants of the Shopping Center and would enhance the image, reputation, and profitability of the Shopping Center.

(v) The assumption has been ratified and approved by order of such court or courts as have final jurisdiction over the Bankruptcy Code.

(b) For the purposes of this Section 34.2, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, “adequate assurance” shall mean:

(i) The Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Tenant will have sufficient funds to fulfill the obligations of Tenant under this lease, and to keep the Demised Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Demised Premises; and

(ii) The Bankruptcy Court or such court as is exercising jurisdiction over the Bankruptcy Code shall have entered an Order segregating sufficient cash payable to Landlord and/or the Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Tenant to cure any monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

3.          Adequate Assurance of Future Performance. If the Tenant has assumed this Lease pursuant to the terms and provisions of Sections (a) and (b) hereof, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease, or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of the future performance (as defined in this Section 34) of all of the terns, covenants and conditions of this Lease to be performed by Tenant.

For the purposes of this Section 34.4, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

(a) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts (which amounts shall in no event be less than the greater of those of Tenant and any guarantor of Tenant's obligations hereunder at the time of the execution of this Lease) determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

(b) The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

(c) The assignee has submitted, in writing, evidence satisfactory to Landlord, of substantial retailing experience in shopping centers of comparable size to the Shopping Center and in the sale of merchandise and services permitted under this Lease;

(d) Landlord has obtained all consents and waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment;

(e) The assignee has supplied such additional information required to be supplied by Section 10.3 hereof and has complied with any other provisions, conditions and requirements set forth in said Section 10.3 for an assignment of Tenant's interest in this Lease or the estate created thereby; and

(f) The assignee has deposited with Landlord a Security Deposit in such amount as determined by Landlord to be appropriate based upon the financial information supplied under this Section 34.4.

4. Reasonable Use and Occupancy Charges. When, pursuant to the Bankruptcy Code, the Tenant shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises or any portion thereof, such charges shall not be less than the Minimum Rent specified in Section 1.1(f) hereof and any other charges payable by Tenant hereunder, including, without limitation, Tenant's share of Operating Expenses of the Shopping Center and Taxes, and the Marketing Charge.

5. Landlord's Consent to Transfer. Neither Tenant's interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant created hereby, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction over the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other  entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to  terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

6.           Additional Rights of Landlord. The rights and remedies of Landlord contained in the  provisions of this Section are and shall be deemed to be in addition to, and not in limitation of, applicable provisions  of other provisions hereof, or any other rights which Landlord may have under applicable statutory or case law.  Whenever any of the terms or provisions of this Lease, including, without limitation, rental obligations, are modified pursuant to the provisions of this Section, upon Landlord's request the parties hereto promptly shall  execute, acknowledge and deliver a written instrument evidencing and confirming the same. In no event shall this Lease, if the Term hereof has expired or has been terminated in accordance with the provisions hereof, be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the Term of this Lease pursuant to the provisions of this Section hereof or prevent Landlord from regaining possession of the Demised Premises thereupon.

7.        Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, II U.S.C.§502(b)(6), as the same may hereafter be amended or recodified.

35. CONFESSION OF JUDGMENT IN EJECTMENT; WAIVER. Intentionally omitted.

36. CONFESSION OF JUDGMENT FOR MONETARY DAMAGES. Intentionally omitted.

37. LANDLORD'S DEFAULT. If Landlord fails to make any repairs to the Demised Premises as required by Landlord pursuant to the Lease, after thirty (30) days written notice from Tenant to Landlord of the necessity for same, Tenant may, after the expiration of such period make said reasonable repairs on Landlord's behalf. Notwithstanding the foregoing, if in Tenant's reasonable judgment, an emergency shall exist and Landlord fails to respond to Tenant's notice within forty-eight (48) hours, Tenant may cure such default without waiting for Landlord's approval. Upon delivery to Landlord of a paid bill by Tenant for any repairs permitted to be made by it pursuant to this Paragraph 37, Landlord will pay the reasonable sums incurred by Tenant therefor, provided, such work was done by an independent third party at commercially reasonable rates and Tenant provides Landlord with copies of invoices and other documentation Landlord reasonably requests. However, if Landlord commences to make such repairs within said thirty (30) day period and diligently pursues same to completion, or if Landlord's failure to make such repairs is due to delays beyond its reasonable control, Tenant shall not have the right to make such repairs on Landlord's behalf. Landlord's payment shall he due within thirty (30) days after receipt of Tenant's bill accompanied by reasonable evidence that Tenant has paid same.

(end of page)

IN WITNESS WHEREOF, the parties hereto have respectively signed this Lease as of the Date of Lease first above written.

EXHIBIT “A”

APPROXIMATE DESCRIPTION OF THE SHOPPING CENTER AND TUE DEMISED PREMISES

  A-1

EXHIBIT “B”

LANDLORD AND TENANT'S WORK

LANDLORD'S WORK:
Tenant acknowledges that it has inspected the Demised Premises and is leasing the Demised Premises in “As Is” condition as of the Commencement Date of the Lease, except for the HVAC system and all other mechanical systems serving the Demised Premises which Landlord shall put in good working order and condition within fifteen (15) days following the Commencement Date. Therefore, Landlord is not obligated to make any other improvements, changes, installations, alterations, repairs or replacements to the Demised Premises or the Shopping Center, either to put Tenant in possession or to permit Tenant to open for business.

TENANT'S WORK:
All of Tenant's Work shall be done in accordance with all governing codes, laws and regulations and in accordance with all terms and conditions of this Lease. Tenant shall construct all improvements to the Demised Premises according to plans and specifications prepared by Tenant and approved by Landlord.

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EXHIBIT “C”

RULES AND REGULATIONS

(a)          Tenant shall not affix or maintain outside the Demised Premises including the exterior of the glass panes and supports of the show windows (and within the twenty-four (24) inches of any window), doors and the exterior walls of the Demised Premises, or any place within the Demised Premises if intended to be seen from the exterior of the Demised Premises, any signs, advertising placards, names, insignia, notices, trademarks, descriptive material or any other such like item or items except such as shall have first received written approval of Landlord as to size, type, color, location, copy, nature, and display qualities; provided, in no event shall the foregoing restriction preclude Tenant from displaying movie posters of films that are currently playing or coming attractions provided there is no gratuitous nudity or violence if viewable outside the Demised Premises. No symbol, design, name, mark or insignia adopted by Landlord for the Shopping Center shall be used without the prior written consent of Landlord. No illuminated signs in the interior of the Demised Premises which are visible from outside the Demised Premises shall advertise any product. All signs located in the interior of the Demised Premises shall be in good taste so as not to detract from the general appearance of the Demised Premises or the Shopping Center. Tenant shall not use handbills for advertising at the Shopping Center;

(b)          No awnings or other projections shall be attached to the exterior walls of the Demised Premises or the building of which they form a part;

(c)           All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Landlord. Trailers and trucks shall deliver merchandise to the Demised Premises only through the access road or roads designated for such purposes and such motor vehicles shall not be permitted to park in or drive through such areas, and said vehicles will be expeditiously loaded and unloaded and not permitted to park in the Shopping Center at the designated places for periods longer than are reasonably necessary for loading and/or unloading;

(d)           All garbage and refuse shall be kept in the kind of container specified by Landlord, shall be stored in the Demised Premises and prepared for collection in the manner and at the time and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use such service and pay the cost therefor;

(e)          No radio or television or other similar device shall be installed if able to he heard or seen outside the Demised Premises or in an adjacent space, and no aerial shall be erected on the roof, on exterior walls of Demised Premises or the Shopping Center, or on the grounds, without in each instance having obtained Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such device or aerial so installed without such prior written consent shall be subject to removal without notice at any time;

(f)          No loudspeakers, television sets, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Demised Premises without the prior written consent of Landlord;

(g)          Sales using the auction method of selling, fire sales, shall not be conducted on or about the Demised Premises without the prior written consent of Landlord;

(h)          Tenant shall keep Tenant's display windows illuminated and signs and lights on the storefront lighted each and every day of the Term hereof during the hours designated by Landlord;

(i)           Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures;

(j)          Tenant shall not leave merchandise in the service corridors, sidewalks, entrances, passages, courts, corridors or stairways;

(k)          Tenant's right to use the common areas at the Shopping Center shall be limited to ingress and egress, and the parking of automobiles for Tenants, invitees and guests. Tenant and Tenant's

C-1

employees shall park their cars only in those portions of the parking area designated for employee parking by Landlord. Tenant shall furnish Landlord the State automobile license numbers assigned to the car or cars of Tenant and its employees within ten (10) days of any request by Landlord;

(l)           Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may reasonably require;

(m)           Tenant will cooperate and participate in all security programs affecting the Shopping Center;

(n)           Tenant shall not use the Demised Premises or any part thereof as a sleeping quarter, sleeping apartment or lodging room;

(o)           Intentionally Omitted;

(p)           Tenant shall not place or maintain any temporary fixture for the display of merchandise in front of the Demised Premises , except such as shall have first received the written approval of Landlord as to size, color, location, nature and display qualities; and

(q)           Intentionally Omitted; and

(r)           The plumbing facilities in the Demised Premises shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expenses of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall, have caused it.

Landlord, upon reasonable prior notice to Tenant, may amend, modify, and delete the Rules and Regulations or add new and additional reasonable rules and regulations for the use and care of the Demised Premises, the building of which the Demised Premises are a part and the Common Areas. Tenant understands and agrees that such rules and regulations are necessary in order to maintain a high quality shopping center although they may affect Tenant's method of operation and merchandising its store at the Demised Premises and Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord or upon the posting of same in such place within the Shopping Center as Landlord may designate.

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EXHIBIT “D”

TENANT'S STOREFRONT SIGN CRITERIA

It is intended that the signage for the Demised Premises he developed in an imaginative and varied manner. Although previous and current signage practices of Tenants will be considered, all signs shall conform to the criteria contained herein.

Tenant shall submit a set of sign shop drawings and a colored rendering of the signage to obtain the Landlord's written approval. These plans and specifications must be presented to the Landlord prior to submission to the local authorities and prior to commencement of the Tenant's sign installation and store construction. The Landlord reserves the right to disapprove any sign design which, in the opinion of the Landlord, does not comply with these requirements or the intent of the Landlord's concept for the project.

All signs shall be constructed and installed at the Tenant's expense. including required sign permits. Signs shall be constructed and installed in accordance with the appropriate sign and electrical codes and shall bear a UL label. Tenant to obtain all required local, country and state approvals sad permits.

Service door to stores throughout the project shall have standard identification, such as Tenant name and store number. This signing shall be furnished ad installed by the Landlord.

Each Tenant shall be required to identify his premises with an illuminated sign installed on the front sign face of premises; the dimensions shall be the lesser of 2/3 of the storefront width or 75% of the total signage area. A controlled minimum one-foot buffer on both sides will be considered.

A uniform signband requirement has been specifically avoided to encourage creativity and individuality in the design of the signage.

All attachment devices, wiring, clips, transformers, lamps, tubes and other mechanisms required for signs shall be with non-corrosive fasteners and shall be concealed. All mounting hardware shall he sleeved when attached to dryvit with mounting supports. Fastening hardware shall be stainless steel. Signs shall not be affixed directly to the mansard but instead shall be affixed to a sign tough or sign raceway. Sign shall be connected to the sign lighting electric services an directed by the Landlord. The sign shall have an external shut off switch mounted on the raceway.

The wording of signs shall be limited to the store name as indicated on the lease. The use of a corporate crest, logo or insignia shall be permitted, provided such crest, logo or insignia meets all the criteria described herein, and the design is acceptable to the Landlord,

All signs shall consist of individually built, internally illuminated or backlighted channel letters with plexiglass face mounted on an exposed raceway, Lamps shall he wholly contained within the depth of the letter, Maximum luminescence of any sign shall be 100 foot Candles. Light leaks from letters will not he permitted.

Sign company names shall not permitted or exposed to view on any sign letter or surface.

The local authorities having jurisdiction may not allow certain items the Landlord will allow. The local authority having jurisdiction will prevail.

The following types of signs or sign components shall not be permitted:

•	Signs using moving or flashing lights,

•	Sign using audible sounds,

•	Signs using luminous vacuum formed type letters, uncapped plastic letters or letter without returns or with exposed fastenings,

•	Paper, cardboard. wood or painted signs, slickers or decals hung around or on storefront or behind storefront glass or windows,

•	Signs purporting to identify leased departments or concessionaires contained within the premises.

•	Moving sign of any type

•	“Box” or "can” type signs

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D-2

EXHIBIT “E”

HOLD HARMLESS AGREEMENT FORM

HOLD HARMLESS AGREEMENT

Date

Contractor
Address

(hereinafter referred to as “Contractor”) has entered into a contract with Tenant's Name for work to be performed at the location referenced below:

Address of Demised Premises
Shopping Center name

This Hold Harmless Agreement pertains to work to be performed at the above referenced location, by the above Contractor.

Contractor will and does hereby agree to INDEMNIFY, SAVE & HOLD HARMLESS Light Acadia 11-89, LLC, LANDLORD NAME Light ACD Holdings, LLC, The Lightstone Group and American Shelter Corporation (collectively referred to herein as “Owner”) their agents and employees, affiliates and assigns of and from all claims, loss, damage, injury causes and actions, suits for personal injury, including death resulting therefrom, and for property damage alleged to result from the negligence of Contractor Name their representatives, agents and/or employees, of work performed under this Contract whether by this Contractor or by any sub-contractor of the aforesaid Contractor specifically contracting with Tenant and whether any such claim, cause of action, or suit is asserted against this Owner and/or the Shopping Center and/or their agents and employees, or assigns.

Contractor will and hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS Owner, their agents, employees and/or assigns and affiliates of and from all costs of investigation, adjustment, attorney's fees, court costs, administrative costs, and other related items of expense arising out of any claim, cause of action or suit of the kind and nature set forth in the preceding paragraph.

Contractor specifically declares and admits that the INDEMNITY AND HOLD HARMLESS AGREEMENTS contained in the two preceding paragraphs apply with equal force, validity, and intent to the liabilities of Owner, their agents, employees, assigns and affiliates.

Contractor hereby agrees that it will obtain insurance to cover its liability hereunder in the minimum amounts of-

Comprehensive General Liability including Blanket Contractual Liability: $1,000,000.00 per occurrence for Bodily Injury and Death to one person, and Property Damage Liability.

Automobile Public Liability (owned. leased and non-owned vehicles): $1,000,000.00 per occurrence for Bodily Injury and Death to one person, and Property Damage Liability.

Such insurance shall be written by a company reasonably acceptable to Owner.

This Contractor further agrees that it will obtain Workmen's Compensation and Occupational Disease insurance with Statutory limits as provided by the Commonwealth of Pennsylvania, and Employer's Liability with a limit of not less than $1,000,000.00 for all damage from one or more claims.

E-1

It is agreed that certificates for the above-referenced insurance will be submitted to Owner before the actual commencement of any work. Such Certificates must provide that fifteen (15) days advance written notice will be given to the party to whom such Certificates are issued in the event of cancellation of the policies or a reduction in the limits of liabilities set forth above. Such certificates of insurance to be supplied to Owner at 326 Third Street, Lakewood, New Jersey 08701, Attention: Property Manager. Failure of Contractor to provide aforementioned certificate of insurance in no manner voids Contractor's obligations as set forth herein.

IN WITNESS THEREOF, this Contractor has executed this Agreement this _____________ day of ____________,200__.

WITNESS:	CONTRACTOR:

Name of Contractor

By:
Name:
(Print)
Title:

STATE OF	:
: SS
COUNTY OF	:

On this __ day of ________,200__, before me, the undersigned officer, personally appeared ________________, residing at _______________________, who executed the foregoing instrument as Contractor, and that he signed, sealed and delivered the same as and for his voluntary act and deed for the uses and purposes therein expressed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

E-2